UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Select Medical Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
Notice of Annual Meeting of Stockholders
To Our Stockholders:
You are invited to attend the Select Medical Holdings Corporation 2024 Annual Meeting of Stockholders. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting online, vote your shares electronically if you wish, and submit your questions during the virtual meeting by visiting the website below.
Date:
April 25, 2024

Time:
11:00 a.m. EDT

Website:
https://meetnow.global/MVMCG2D

Only stockholders who owned stock of record at the close of business on February 29, 2024 can vote at this meeting or any adjournments that may take place. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form.
The purposes of the 2024 Annual Meeting are:
(1)
to elect three Class III directors, each for a term of three years or until their respective successors have been elected and qualified;

(2)
to hold a non-binding advisory vote on the compensation of our named executive officers;

(3)
to vote to approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the total share reserve and add a minimum vesting period thereunder;

(4)
to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

(5)
to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the exculpation of officers of the Company;

(6)
to hold a vote on the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

(7)
to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.
By Order of the Board of Directors,
/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary
March 15, 2024

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com
PROXY STATEMENT
The Board of Directors of Select Medical Holdings Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held virtually on April 25, 2024, at 11:00 a.m. eastern time, including any adjournments or postponements thereof (the “Meeting” or “Annual Meeting”). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 15, 2024.
CONTENTS
PROXY SOLICITATION AND VOTING INFORMATION	1
CORPORATE GOVERNANCE	4
HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT	11
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	13
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	36
ELECTION OF DIRECTORS PROPOSAL #1	37
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS PROPOSAL #2	42
APPROVE AN AMENDMENT TO THE COMPANY’S 2020 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL SHARE RESERVE AND ADD A MINIMUM VESTING PERIOD PROPOSAL #3	43
EQUITY COMPENSATION PLAN INFORMATION	54
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL #4	55
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF OFFICERS OF THE COMPANY PROPOSAL #5	57
STOCKHOLDER PROPOSAL – SIMPLE MAJORITY VOTE PROPOSAL #6	59
AUDIT AND COMPLIANCE COMMITTEE REPORT	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS	64
CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	67
HOUSEHOLDING	69
OTHER BUSINESS	69
APPENDIX A	A-1
APPENDIX B	B-1

i

PROXY SOLICITATION AND VOTING INFORMATION
Your vote is very important.   In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) to the Company’s stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
You may revoke your proxy at any time before it is voted by written notice to the Senior Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot online during the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.
Who can vote?   Stockholders as of the close of business on February 29, 2024 are entitled to vote. On that day, 128,361,492 shares of common stock were outstanding and eligible to vote, and there were 133 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning April 15, 2024. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.
How does the Board of Directors recommend I vote?   The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the approval of the amendment to the Company’s 2020 Equity Incentive Plan to increase the total share reserve and add a minimum vesting period thereunder, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the exculpation of officers of the Company, and AGAINST the stockholder proposal to implement a simple majority vote for all matters.
What is the difference between “stockholder of record” and holder of stock in “street name”?   If your shares are registered directly in your name with our Transfer Agent and Registrar, Computershare Inc., you are a stockholder of record with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of stock in street name. As a holder of stock in street name, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide the organization that holds your shares with specific voting instructions, then under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are “routine” and “non-routine”?   The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (Proposal 4) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4. Each of the other proposals, including the election of directors (Proposal 1), the non-binding advisory vote on the compensation of our name executive officers (Proposal 2), the vote to approve an amendment to the

Company’s 2020 Equity Incentive Plan to increase the total share reserve and add a minimum vesting period thereunder (Proposal 3), the vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, to permit the exculpation of officers of the Company (Proposal 5), the vote on the stockholder proposal to implement a simple majority vote for all voting matters (Proposal 6) and any additional stockholder proposals are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1, 2, 3, 5 and 6.
What shares are included in the proxy card?   Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.
How do I vote by proxy?   Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. Additionally, stockholders who attend the Annual Meeting online may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.envisionreports.com/SEM. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.
How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting online or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a majority vote, meaning the votes validly cast for such nominee’s election exceeds the votes validly cast against such nominee’s election in such election, in uncontested elections, abstentions and broker non-votes will not be counted as a vote cast either for or against such director’s election. Because Proposals 2, 3, 4 and 6 require for approval the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote and Proposal 5 requires for approval the affirmative vote of the holders of not less than 66 2∕3% of the then outstanding shares entitled to vote generally in the election of Directors, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these proposals.
Who will count the vote?   The Company’s Transfer Agent and Registrar, Computershare Inc., will tally the vote.
Is my vote confidential?   Yes. All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential and are not available for examination, except: (1) as required by law, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.
How can I participate in the Annual Meeting?   The Annual Meeting will be a completely virtual meeting of stockholders, and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on February 29, 2024, the record date for the meeting, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MVMCG2D. To participate in the Annual Meeting, you will need the control number that is included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. EDT.
Where can I find the voting results of the Annual Meeting?   The Company intends to announce preliminary voting results at the Annual Meeting. Final voting results will be tallied by the Company’s Transfer Agent and Registrar after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.
Who is soliciting this proxy?   Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
What if I can’t attend the meeting?   If you are unable to attend the virtual Annual Meeting and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

CORPORATE GOVERNANCE
In accordance with the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.
Independence
In 2023, the Board of Directors undertook a review of the independence of the Company’s directors and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that eight of the Company’s ten current directors are “independent” as defined in the applicable listing standards of the New York Stock Exchange (the “NYSE”). The following directors were determined to be independent: Russell L. Carson, Katherine R. Davisson, James S. Ely III, William H. Frist, Parvinderjit S. Khanuja, Thomas A. Scully, Marilyn B. Tavenner and Daniel J. Thomas.
Lead Director
In 2015, the Board determined that it was in the best interests of the Company and its stockholders to designate an independent director to serve in a lead capacity (the “Lead Director”). The independent directors of the Board of Directors recommended Russell L. Carson to serve as Lead Director, and the Board of Directors elected Mr. Carson to that position. The Lead Director’s responsibilities include, but are not limited to: (i) consulting with the Chairman of the Board of Directors to include on the agenda for Board of Directors meetings any matters requested by the Lead Director; (ii) presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman of the Board of Directors, including presiding over all executive sessions of the independent directors; (iii) serving as liaison between the Chairman of the Board of Directors and the independent directors; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the independent directors; (vi) coordinating the agenda for moderating sessions of the independent directors of the Board of Directors; and (vii) being available for direct communication from significant stockholders. The role and responsibility of the Lead Director is set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.
Meetings of the Board of Directors and Stockholders
It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held five meetings in fiscal year 2023. During fiscal year 2023, each of the then-current directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of any committee of which they were a member. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. As described above under the heading “Lead Director,” the Lead Director serves as the presiding director over such executive sessions. In addition, the Company’s directors are expected to attend annual meetings of stockholders, and all of the Company’s directors who were serving as directors at the time of the 2023 annual meeting attended the 2023 annual meeting of stockholders.
Corporate Governance Matters
The Board of Directors adopted corporate governance guidelines in September 2009, as amended from time to time, which can be found on the Company’s website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating, Governance and Sustainability Committee prior to accepting any other public company directorship or any assignment to the audit committee or the human capital and compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating, Governance and Sustainability Committee. A director is expected to offer to resign if the Nominating, Governance and Sustainability Committee concludes that the director no longer meets the Company’s requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company’s directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating, Governance and Sustainability Committee will review each director’s continuation on the Board of Directors every three years.
Communications with the Board of Directors
If you would like to communicate with all of the Company’s directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Senior Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company’s Secretary will forward such communication to each of the members of the Board of Directors.
If you would like to communicate with the independent members of the Board of Directors, including the Lead Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Lead Director c/o Michael E. Tarvin, Senior Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company’s Secretary will forward such communication to the independent members of the Board of Directors.
Code of Conduct and Code of Ethics
The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company’s wholly owned subsidiary (“Select”), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company’s compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company’s patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct’s policies. This Code of Conduct applies to all of the Company’s employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company’s principal executive officer (“PEO”), principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company’s website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company’s principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company’s website promptly following the date of such amendment or waiver.
Board Leadership
The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. The Company’s Board of Directors is led by Robert A. Ortenzio as Executive Chairman and David S. Chernow as Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including eight independent directors and eight non-management directors on a board consisting of ten directors, an independent director serving as Lead Director, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.
Risk Oversight
The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk, risk from adverse fluctuations in interest rates and cybersecurity risk. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks.
While the Board of Directors is ultimately responsible for risk oversight, the Company’s four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Such committee periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk, including the security of and risks related to computerized information systems, data privacy, general risk management and enterprise risk management (“ERM”). The Human Capital and Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company’s compensation policies and programs. The Nominating, Governance and Sustainability Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company’s policies and procedures relating to the delivery of quality medical care to patients.
Cybersecurity
The proper confidentiality, integrity, and availability of the Company’s information systems are critical to the business. Securing the Company’s business information, customer, patient and employee data, and technology systems is essential for the continuity of its businesses, meeting applicable regulatory requirements, and maintaining the trust of its stakeholders. As part of its ERM, the Company has processes in place to assess, identify, and manage material business, operational and legal risks from cybersecurity threats. Such risks include business disruption, fraud, extortion, reputational harm, violations of laws and regulations, litigation, and harm to employees, patients, customers and business partners.
Cybersecurity Program Overview
The Company’s cybersecurity program is structured around the cybersecurity framework (“Cybersecurity Framework”) of the National Institute of Standards and Technology (“NIST”), an agency of the U.S. Department of Commerce. The Cybersecurity Framework provides best practices to prevent, detect, identify, respond to, and recover from cyber-attacks. The Company’s cybersecurity program involves establishing information security policies, procedures and standards, investing in and implementing information protection processes, security measures and technologies, ongoing monitoring of systems and networks on which the Company relies, assessing cybersecurity risk profiles of key third-parties, implementing cybersecurity training and collaborating with public and private organizations on cyber threat information and best practices. The Company actively monitors the current threat landscape in an effort to identify material risks arising from new and evolving cybersecurity threats. The Company engages an external third-party cybersecurity assessor to perform an annual assessment or validation of the cybersecurity program in accordance with the Cybersecurity Framework and the HIPAA Security Risk Assessment Tool of the U.S. Health and Human Services Office for Civil Rights.
Board Oversight of Cybersecurity Risks
The Board of Directors of the Company provides strategic oversight on cybersecurity matters, including risks associated with cybersecurity threats. The Company’s Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) provide annual written reports and quarterly briefings on the Company’s cybersecurity program to the Board of Directors. They also provide quarterly cybersecurity updates to the Audit and Compliance Committee. The reports to the Board of Directors include details and metrics on, among other things, the Company’s quarterly Cybersecurity Framework assessment updates, internal and external threat intelligence, quarterly information security program progress, business associate risk assessments and ongoing monitoring, company-wide awareness training, device security compliance, routine resilience efforts including disaster recovery exercises, tabletop security incident response exercises, and cyber penetration tests.
Management’s Role in Cybersecurity Risk Management
The Company’s management, including the Company’s CIO and CISO, is responsible for assessing and managing material risks from cybersecurity threats. The Company’s CIO and CISO each have more than 20 years of experience in cybersecurity. The Company provides formalized cybersecurity training for newly-hired employees and annually for existing employees. In addition, the Company provides cybersecurity awareness training and education throughout the year. The annual cybersecurity training curriculum includes modules on information security, the employee’s role in protecting Company information, recognizing different cybersecurity incidents, identifying phishing emails, understanding the appropriate personnel to approach with information or questions, and acceptance of the Company’s Information Security Policy. The Company’s management is informed of cybersecurity incidents through ongoing monitoring and, in some cases, through receipt of notifications from third-party service providers. The CISO maintains and annually updates a Cybersecurity Incident Response Plan, which is a guide for the Company’s cybersecurity team to respond effectively to cybersecurity incidents in a coordinated manner in the interest of minimizing the risk of harm. The team works with colleagues in various departments throughout the Company, including Information Technology, Legal, Risk Management and Compliance, to prevent, mitigate and remediate cybersecurity incidents impacting the Company.
Assessment of Cybersecurity Risk
Management continuously assesses the potential impact of risks from cybersecurity threats on the Company, and regularly evaluates how such risks could materially affect the Company’s business strategy, operational results, and financial condition. As noted above, an assessment of the cybersecurity program leveraging the Cybersecurity Framework is completed annually by an independent and qualified external third-party cybersecurity assessor. Additionally, Concentra receives a certified System and Organization Controls 2, Type 1 assessment, a voluntary compliance standard for ensuring that the Company properly manages and protects the sensitive data in its care, conducted by an independent and qualified external third-party assessor. The Company has not experienced a cybersecurity breach or information security breach during the past three fiscal years. The Company, from time to time, has been notified of third-party information cybersecurity breaches, but none of them has had a material impact on the Company’s operations or financial results. The Company annually purchases a cybersecurity risk insurance policy to help defray the costs associated with any covered cybersecurity incident. Although the Company did not experience a material cybersecurity incident during the year ended December 31, 2023, the scope and impact of any future incident cannot be predicted.
Committees of the Board of Directors
The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company’s website at www.selectmedicalholdings.com.

Audit and Compliance Committee — The Audit and Compliance Committee is governed by a written charter adopted in February 2010, as amended and restated in February 2024. The primary responsibility of the Audit and Compliance Committee is to oversee the Company’s financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements and financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the selection and performance of the Company’s compliance officer; (vii) the effectiveness of the structure and operations of the Company’s compliance program; (viii) the Company’s compliance with each of the Company’s Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors; (ix) the Company’s compliance with applicable legal and regulatory requirements; and (x) the Company’s policies in respect of risk assessment and risk management, including the security of and risks related to computerized information systems, data privacy, ERM, and general risk management. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company’s management. A detailed list of the Audit and Compliance Committee’s functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.
The current members of the Audit and Compliance Committee are Mrs. Davisson, Mr. Ely, Drs. Frist and Khanuja, and Mr. Thomas. Mr. Ely currently serves as the chairman of the Audit and Compliance Committee. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held five meetings during fiscal year 2023.
Human Capital and Compensation Committee — The Human Capital and Compensation Committee is governed by a written charter originally adopted in May 2013, as amended and restated in February 2024. The Human Capital and Compensation Committee has overall responsibility for evaluating and approving the Company’s executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Human Capital and Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company’s annual proxy statement filed with the SEC. The Human Capital and Compensation Committee charter is annually reviewed and ratified by the Human Capital and Compensation Committee and the Board of Directors. Additionally, the Human Capital and Compensation Committee is responsible for attracting and retaining high-quality personnel, a key factor in ensuring the long-term success of the Company and the creation of long-term shareholder value. The Human Capital and Compensation Committee oversees the Company’s human capital strategy and management activities. This includes employee and management recruiting, retention and development initiatives, as well as diversity, equity, and inclusion initiatives. The Human Capital and Compensation Committee is also responsible for reviewing material compensation and human capital related risk exposures annually, along with management’s efforts to monitor and mitigate such exposures.
The current members of the Human Capital and Compensation Committee are Messrs. Scully and Thomas, each of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. Mr. Thomas currently serves as the chairman of the Human Capital and Compensation Committee. The Human Capital and Compensation Committee held four meetings during fiscal year 2023.

Nominating, Governance and Sustainability Committee — The Nominating, Governance and Sustainability Committee is governed by a written charter originally adopted in February 2010 and subsequently amended and restated in February 2024. The Nominating, Governance and Sustainability Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company’s corporate governance structure; (vi) review the Company’s activities, policies and programs related to environmental, sustainability and governance (“ESG”) matters, including corporate environmental and social responsibility matters; and (vii) develop and recommend to the Board of Directors any proposed changes to the Company’s corporate governance guidelines. The Nominating, Governance and Sustainability Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating, Governance and Sustainability Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating, Governance and Sustainability Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating, Governance and Sustainability Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors’ deliberations and decisions. While the Nominating, Governance and Sustainability Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating, Governance and Sustainability Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating, Governance and Sustainability Committee desires to maintain the Board of Directors’ diversity through the consideration of factors such as education, skills, relevant professional experience, gender, and racial and ethnic background. The Nominating, Governance and Sustainability Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating, Governance and Sustainability Committee has completed its review of a candidate’s qualifications and conducted the appropriate inquiries, the Nominating, Governance and Sustainability Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating, Governance and Sustainability Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. Additionally, the Nominating, Governance and Sustainability Committee is responsible for reviewing and reporting their recommendations regarding ESG matters to the Board of Directors. Such ESG review includes the impact of the Company’s activities, policies and programs on ESG matters and the Company’s progress related to such activities, policies and programs. The Nominating, Governance and Sustainability Committee charter is annually reviewed and ratified by the Nominating, Governance and Sustainability Committee and the Board of Directors.
The Nominating, Governance and Sustainability Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.
The current members of the Nominating, Governance and Sustainability Committee are Messrs. Ely, Carson and Ms. Tavenner, each of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. Ms. Tavenner currently serves as the chair of the Nominating, Governance and Sustainability Committee. The Nominating, Governance and Sustainability Committee held four meetings during fiscal year 2023.
Quality of Care and Patient Safety Committee — The Quality of Care and Patient Safety Committee is governed by a written charter adopted in May 2012. The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company’s policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.
The current members of the Quality of Care and Patient Safety Committee are Drs. Frist, Khanuja and Mses. Tavenner and Davisson. Dr. Frist currently serves as the chairman of the Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee held four meetings during fiscal year 2023.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Scully and Thomas. Mr. Thomas currently serves as the chairman of the Human Capital and Compensation Committee. The Board of Directors has determined that Messrs. Scully and Thomas are each independent under the NYSE listing standards currently in effect. The Human Capital and Compensation Committee administers the Company’s executive and director compensation programs. The role of the Human Capital and Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, to administer the Company’s equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers” or the “NEOs”). The Human Capital and Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company’s compensation structure with the Company’s organizational objectives. The Human Capital and Compensation Committee also oversees the Company’s human capital strategy and management activities. This includes employee and management recruiting, retention and development initiatives, as well as diversity, equity, and inclusion initiatives. The Human Capital and Compensation Committee is also responsible for reviewing material compensation and human capital related risk exposures annually, along with management’s efforts to monitor and mitigate such exposures. The charter of the Human Capital and Compensation Committee authorizes the Human Capital and Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.
The Human Capital and Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors, including the NEOs. The Human Capital and Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Human Capital and Compensation Committee are delineated in the charter of the Human Capital and Compensation Committee.
Compensation Consultant
The Human Capital and Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Human Capital and Compensation Committee. The Human Capital and Compensation Committee did not engage a compensation consultant during the 2023 fiscal year.
Role of Executive Officers
At the request of the Human Capital and Compensation Committee, in 2023, Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder participated in Human Capital and Compensation Committee meetings and recommended levels of compensation for the other NEOs. Additionally, the Company’s Chief Financial Officer and Chief Accounting Officer participate in Human Capital and Compensation Committee meetings from time to time to discuss performance targets and results with the Human Capital and Compensation Committee. However, the Human Capital and Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Human Capital and Compensation Committee Interlocks and Insider Participation
No current member of the Human Capital and Compensation Committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or Human Capital and Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Human Capital and Compensation Committee.

Human Capital and Compensation Committee Report
The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Human Capital and Compensation Committee’s review and discussion with management, the Human Capital and Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Members of the Human Capital and Compensation Committee:
Daniel J. Thomas, Chair
Thomas A. Scully

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Executive Compensation Policy
Introduction.   This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2023 to the Company’s Executive Chairman and Co-Founder, Vice Chairman and Co-Founder, Chief Executive Officer, Executive Vice President and Chief Financial Officer (Michael F. Malatesta, who was appointed Chief Financial Officer effective October 1, 2023), Senior Executive Vice President of Strategic Finance and Operations (Martin F. Jackson, who ceased the role of Executive Vice President and Chief Financial Officer and was appointed Senior Executive Vice President of Strategic Finance and Operations effective October 1, 2023) and Senior Executive Vice President, General Counsel and Secretary, as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Compensation Philosophy.   The Company’s compensation philosophy for NEOs is designed with the primary goals of rewarding the contributions of NEOs to the Company’s financial performance and providing overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company’s financial performance. The Company generally seeks to achieve its goals with respect to the NEOs’ compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each NEO’s overall compensation to pre-determined financial goals relating to the Company’s return on equity and earnings per share. The Human Capital and Compensation Committee also grants the NEOs restricted stock awards from time to time which, subject to limited exceptions, require the NEO’s continued employment for a minimum of three years prior to vesting.
Committee Process.   The Human Capital and Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2023, the Human Capital and Compensation Committee met four times. The Human Capital and Compensation Committee’s meeting agenda is normally established by the Company’s Executive Chairman and Co-Founder in consultation with the chairman and members of the Human Capital and Compensation Committee. Members of the Human Capital and Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include financial reports regarding the Company’s performance, reports on achievement of individual and Company objectives and information regarding the Company’s compensation programs.
The Human Capital and Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers’ contributions to the Company’s performance. All members of the Human Capital and Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Human Capital and Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors’ goals. For the 2023 fiscal year, the Human Capital and Compensation Committee believed that its historical approach to executive compensation decisions was appropriate and therefore did not engage a compensation consultant.
Role of Executive Officers.   At the request of the Human Capital and Compensation Committee, in 2023, Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder participated in Human Capital and Compensation Committee meetings and recommended levels of compensation for the other NEOs. Additionally, the Company’s Chief Financial Officer and Chief Accounting Officer participated in Human Capital and Compensation Committee meetings in 2023 to discuss performance targets and results with the Human Capital and Compensation Committee. However, the Human Capital and Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Risk Assessment
The Human Capital and Compensation Committee meets periodically each fiscal year to review the Company’s executive compensation policies and programs to ensure that they are appropriate. The Human Capital and Compensation Committee also determines each year whether incentive compensation will be awarded to the Company’s non-executive employees. After considering the various forms of compensation paid to the Company’s employees, the Human Capital and Compensation Committee has concluded that the Company’s compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:
•
A majority of the Company’s employees do not receive any performance-based compensation;

•
A significant portion of the compensation paid to the Company’s employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company’s performance;

•
The Company’s bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan (the “Amended and Restated Executive Bonus Plan”) limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Human Capital and Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder. In addition, the Company has adopted two compensation recoupment policies. The general policy, adopted in 2015, allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the employee that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange. The compensation recovery policy, effective as of October 2, 2023, adopted in connection with the new NYSE listing standards, provides that in the event of an accounting restatement, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures (a copy of this policy is included as Exhibit 97 of the Company’s Annual Report on Form 10-K filed on February 23, 2024 (Reg. No. 001-34465)); and

•
The Company’s executive officers currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Additionally, each NEO is required to own a multiple of such NEO’s base salary, as described below under the heading “Stock Ownership Guidelines.” Such ownership interest reduces the incentive for the Company’s executive officers to engage in actions designed to achieve only short-term results.

Consideration of Stockholder Advisory Vote on Executive Compensation
In determining and approving the compensation of our NEOs, the Human Capital and Compensation Committee monitors the results of the Company’s annual advisory vote on executive compensation. The Company’s stockholders approved our executive compensation program at our last annual meeting (107,662,511 votes for approval, 14,902,617 votes against, 225,842 abstentions and 1,529,558 broker non-votes). Although this vote is non-binding, the Human Capital and Compensation Committee viewed this endorsement of our executive compensation decisions and policies as an additional factor supporting the Human Capital and Compensation Committee’s conclusion that our existing approach to executive compensation has been successful for the Company.
At our last annual meeting, the Company’s stockholders also voted that the advisory vote on executive compensation should be held once every year, consistent with past practice. Consistent with that vote, the Board of Directors resolved to hold an advisory vote on executive compensation once every year in connection with the Company’s annual meeting of stockholders.

Stock Ownership Guidelines
In 2015, the Board of Directors approved a policy, by which the Company requires its NEOs to own a number of shares of the Company’s common stock having a value equal to a multiple of their base salary as follows:
Multiple of Base Salary
Executive Chairman	3.0x
Vice Chairman	3.0x
Chief Executive Officer	3.0x
All Other Named Executive Officers	1.5x
These guidelines represent minimum guidelines; ownership of the Company’s stock beyond these levels is encouraged. The required share ownership is re-calculated annually on December 31. Any newly appointed NEO will have three years from the date of appointment to his or her position to comply with these guidelines. Any NEO for whom the guidelines change, whether due to a change in position or otherwise, will have three years from the date of such change to comply with the new guidelines for such NEO.
In determining satisfaction of the required ownership guidelines, the calculation includes stock held directly by the executive officer, including NEOs, or owned either jointly with, or separately by, his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer, including NEOs, or his or her immediate family members and all restricted stock with time-based vesting, whether vested or unvested. Stock ownership does not include stock options, stock appreciation rights or the non-vested portion of any performance-based restricted stock.
These guidelines may be waived at any time at the discretion of the Company’s Nominating, Governance and Sustainability Committee if compliance would create severe hardship or prevent an executive from complying with a court order. It is expected and it has historically been the case, that these instances will be rare.
As of December 31, 2023, all of the NEOs satisfied the stock ownership guidelines applicable to them.
The Company believes that these guidelines ensure that NEOs hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the NEOs. Further details of the Company’s stock ownership requirements are set forth in the Company’s Stock Ownership Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com.
Regardless of whether the applicable minimum ownership requirement has been met, each executive officer is prohibited from selling, assigning or otherwise transferring any shares received upon the exercise of any stock option or vesting of a time-based or performance-based restricted stock award for a one-year period beginning on the date the underlying stock option is exercised or the time-based or performance-based restricted stock award vests, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.
Anti-Hedging Policy
In 2015, the Board of Directors adopted a policy to prohibit all employees, including the NEOs, and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities, including, but not limited to, any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments or any other similar type of financial transaction entered into for such purpose. Further details of the Company’s anti-hedging policy, as well as other policies that govern participation by the Company’s employees and directors in securities transactions, are set forth in the Company’s Amended and Restated Trading Policy, which can be found on the Company’s website at www.selectmedicalholdings.com.

Compensation Recoupment Policies
The Company has in place two compensation recoupment policies. In 2015, the Board of Directors, in order to further align management’s interests with the interests of stockholders and to support good governance practices, adopted a compensation recoupment policy (the “General Recoupment Policy”) that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the participant that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange. In addition, the General Recoupment Policy provides that, in the event of a material restatement of the Company’s financial results, the Board of Directors may review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events leading to such restatement, including whether anyone responsible for such events engaged in misconduct. Depending on the outcome of that review, appropriate action at the discretion of the Board of Directors could include actions such as termination, reducing compensation for the year the restatement was made, seeking repayment of any bonus received for the period restated or any gains realized as a result of exercising an option awarded for the period restated or canceling any equity compensation awarded for the period restated. Further details of the General Recoupment Policy are set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com.
The Board of Directors approved amendments to the Company’s Amended and Restated Executive Bonus Plan, equity incentive plans, and forms of restricted stock award agreement to further clarify that award recipients are subject to compensation recoupment in accordance with the General Recoupment Policy described above.
In compliance with updated NYSE listing standards, the Board of Directors approved a new compensation recovery policy, effective as of October 2, 2023, for incentive-based compensation paid or awarded on or after October 2, 2023 (the “Rule 10D-1 Compensation Recovery Policy”), which applies in addition to any other rights of recovery, including under the General Recoupment Policy. Under the Rule 10D-1 Compensation Recovery Policy, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. A copy of the Rule 10D-1 Compensation Recovery Policy is included as Exhibit 97 of the Company’s Annual Report on Form 10-K filed on February 22, 2024 (Reg. No. 001-34465).
Prohibition of Out of the Money Stock Option or Stock Appreciation Right Buy-Outs
In 2015, the Board of Directors approved amendments to the Company’s equity incentive plans to clarify the Company’s existing policy that prohibited the purchase of out of the money stock options or stock appreciation rights for cash or the cancelling of out of the money stock options or stock appreciation rights in exchange for new awards or the lowering of the exercise price of out of the money stock options or stock appreciation rights without the prior approval of the Company’s stockholders.
Elements of Compensation
Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:
•
Base Salary;

•
Annual Performance-Based Bonuses;

•
Equity Compensation;

•
Perquisites and Personal Benefits; and

•
General Benefits.

In addition to the compensation components listed above, each of the NEOs is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.

In determining the different elements of compensation to provide to the NEOs in any given year, the Human Capital and Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Human Capital and Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEOs’ interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).
Base Salary
Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company’s philosophy of placing increasing emphasis on performance-based compensation, the Human Capital and Compensation Committee sets the base salaries for the NEOs at levels which it believes are competitive for the healthcare industry when combined with the Company’s incentive programs. The Human Capital and Compensation Committee periodically reviews base salaries for the NEOs. There was no change in the annual base salaries of the NEOs during the 2023 fiscal year. Mr. Malatesta’s base annual salary was increased to $585,000 from $535,343 and effective January 1, 2024.
2023 Named Executive Officer Annual Bonuses
Annual bonuses are included as part of the executive compensation program because the Human Capital and Compensation Committee believes that a significant portion of each NEO’s compensation should be contingent on the Company’s financial performance. Accordingly, the Company has historically maintained a bonus plan under which NEOs are eligible to receive annual bonuses based upon the achievement of specific pre-determined performance measures.
For the 2023 fiscal year, each of the NEOs, other than Mr. Malatesta, participated in the Amended and Restated Executive Bonus Plan, which was last approved by the Company’s stockholders at the 2013 Annual Meeting. The Human Capital and Compensation Committee also retains discretion to grant bonus compensation to the NEOs and other employees of the Company and its subsidiaries outside of the Amended and Restated Executive Bonus Plan. As described below, Mr. Malatesta received a bonus for the 2023 fiscal year outside of the Amended and Restated Executive Bonus Plan.
Under the terms of the Amended and Restated Executive Bonus Plan, eligible employees, including the NEOs, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Human Capital and Compensation Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. In addition, the Human Capital and Compensation Committee may decrease each participant’s bonus award under the Amended and Restated Executive Bonus Plan in its sole discretion. In the event that a participant earns a bonus under the Amended and Restated Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company’s equity compensation plans.
Consistent with prior years, NEO bonuses for the 2023 fiscal year, other than for Mr. Malatesta, were based on the Company’s achievement of specified levels of earnings per share and return on equity. The Human Capital and Compensation Committee selected earnings per share and return on equity as the performance measures for 2023 bonuses because the Human Capital and Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2023, the Human Capital and Compensation Committee established target and maximum earnings per share levels of $1.90 and $2.09, respectively, and established target and maximum return on equity levels of 17.90% and 18.80%, respectively.
At its November 1, 2022, meeting, the Human Capital and Compensation Committee established a performance matrix to calculate NEO bonuses for the 2023 fiscal year, other than for Mr. Malatesta. At its meeting on February 15, 2023, the Human Capital and Compensation Committee modified the performance matrix to adjust targets to take into account the full-year results for 2022. The 2023 performance matrix used to calculate 2023 NEO participant bonuses is set forth below:
	Return on Equity
Earnings Per Share	17.54%	17.72%	17.90%	18.08%	18.26%	18.44%	18.62%	18.80%
$1.84	50%	60%	70%	80%	90%	100%	110%	120%
$1.86	60%	70%	80%	90%	100%	110%	120%	130%
$1.88	70%	80%	90%	100%	110%	120%	130%	140%
$1.90	80%	90%	100%	110%	120%	130%	140%	150%
$1.92	90%	100%	110%	120%	130%	140%	150%	160%
$1.94	100%	110%	120%	130%	140%	150%	160%	170%
$1.96	110%	120%	130%	140%	150%	160%	170%	180%
$1.98	120%	130%	140%	150%	160%	170%	180%	190%
$2.00	130%	140%	150%	160%	170%	180%	190%	200%
$2.01	140%	150%	160%	170%	180%	190%	200%	210%
$2.03	150%	160%	170%	180%	190%	200%	210%	220%
$2.05	160%	170%	180%	190%	200%	210%	220%	230%
$2.07	170%	180%	190%	200%	210%	220%	230%	240%
$2.09	180%	190%	200%	210%	220%	230%	240%	250%
Pursuant to this performance matrix, if both threshold earnings per share ($1.84) and threshold return on equity (17.54%) were not achieved, then no NEO participant would receive a bonus for the 2023 fiscal year. If, however, the threshold level of performance was achieved for both earnings per share and return on equity, then the NEO participants would receive a bonus equal to the percentage of their target bonus that corresponds with the Company’s actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $1.94 and return on equity was 17.90%, then each NEO participant would receive a bonus equal to 120% of his target bonus. Targets under the Amended and Restated Executive Bonus Plan were set by the Human Capital and Compensation Committee based on the Company’s financial performance budget for 2023 approved by the Board of Directors. The Company’s financial performance budget for 2022 was not achieved, and no bonuses were paid under the Amended and Restated Executive Bonus Plan, due to unexpected increases in clinical staffing costs in the Company’s critical illness recovery hospitals. The budget for 2022 anticipated that salaries, wages and benefits would be 54.1% of such division’s net revenue, but actually were 63.9% of such division’s net revenue. The Company’s financial performance budget for 2023 assumed that that salaries, wages and benefits of the Company’s critical illness recovery hospitals would be 56.3% of net revenue. Such assumption was based on an expected decline in clinical staffing costs, but not to the level budgeted for in 2022.
For 2023, the target and maximum bonus opportunities for each of the NEO participants is set forth in the table below (expressed as a percentage of the NEOs’ rate of base salary in effect on December 31, 2023).
Named Executive Officer	Target Bonus	Maximum Bonus
David S. Chernow	100%	250.0%
Robert A. Ortenzio	100%	250.0%
Rocco A. Ortenzio	80%	200.0%
Martin F. Jackson	80%	200.0%
Michael E. Tarvin	80%	200.0%
In determining the level of the Company’s performance for purposes of awarding the 2023 bonuses to the NEO participants, the Human Capital and Compensation Committee, as required by the terms of the Amended and Restated Executive Bonus Plan, calculated the Company’s return on equity and earnings per share. Accordingly, for 2023, after adjusting to exclude losses related to early extinguishment of debt, net of taxes, the Company achieved adjusted earnings per share of $1.99 and the Company’s return on equity was 19.55%. This resulted in 2023 bonuses equaling 190% of target for each NEO participant. Based on such performance, Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson, and Tarvin earned bonuses of $1,890,500, $1,890,500, $1,444,000, $1,064,000, and $790,400, respectively, as set forth in the “non-equity incentive plan compensation” column of the Summary Compensation Table.
For 2023, Mr. Malatesta received a discretionary bonus in the amount of $377,979, as set forth in the “bonus” column of the Summary Compensation table. Mr. Malatesta was eligible to receive an annual discretionary bonus of up to 65% of his base salary for 2023. The Company’s Adjusted EBITDA performance in 2023 exceeded its internally budgeted target and, accordingly, it was decided that Mr. Malatesta had earned his maximum bonus. Mr. Malatesta’s personal performance during 2023 was exceptional. In recognition of his solid performance, Mr. Malatesta was promoted to Chief Financial Officer on October 1, 2023 and was awarded $30,000 in additional discretionary bonus for 2023 in excess of the amount calculated at 65% of his base salary.
Equity Compensation
2023 Annual Awards.   At the 2020 Annual Meeting, the Company’s stockholders approved the Select Medical Holdings Corporation 2020 Equity Incentive Plan (as amended from time to time, the “2020 Equity Plan”), which the Company currently maintains. The 2020 Equity Plan was established to provide certain employees, consultants and directors of the Company and its subsidiaries (including the NEOs) with incentives to help align those individuals’ interests with the interests of the Company’s stockholders. Awards under the 2020 Equity Plan may be in the form of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance stock, performance stock units and other stock-based rights.
The Company previously maintained the Select Medical Holdings Corporation 2016 Equity Incentive Plan (“2016 Equity Plan”). Following the approval of the 2020 Equity Plan, the Company terminated the 2016 Equity Plan with respect to the grant of new awards.
On August 1, 2023, the Human Capital and Compensation Committee awarded each NEO, other than Mr. Malatesta, restricted shares of common stock under the 2020 Equity Plan. On November 1, 2023, the Human Capital and Compensation Committee awarded Mr. Malatesta restricted shares of common stock under the 2020 Equity Plan. The number of restricted shares awarded to each NEO is set forth in the table below. Such shares will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2024, subject to the NEO’s continued employment on such date. For all NEOs except Mr. Rocco A. Ortenzio, pro-rata vesting is provided in the event that a NEO’s employment is terminated prior to August 1, 2023 due to death, disability or following a change in control. Information relating to the vesting of awards granted to Mr. Rocco A. Ortenzio is contained below under the heading “Awards to Mr. Rocco A. Ortenzio.”
Name of Executive	Shares of Restricted Stock Granted
David S. Chernow	250,000
Robert A. Ortenzio	250,000
Rocco A. Ortenzio	150,000
Michael F. Malatesta	25,000
Martin F. Jackson	150,000
Michael E. Tarvin	100,000
In making such restricted stock grants, the Human Capital and Compensation Committee believed that the annual long-term equity award opportunities for Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Malatesta, Jackson and Tarvin were in line with the annual long-term equity award opportunities for their counterparts at comparable companies. Based on the foregoing, the Human Capital and

Compensation Committee concluded that restricted stock awards for such NEOs were appropriate to ensure that they are adequately incentivized and that their long-term interests are properly aligned with those of our stockholders.
Awards to Mr. Rocco A. Ortenzio.   The current terms of each of Mr. Rocco A. Ortenzio’s restricted stock grants, including the grants on August 3, 2021, August 1, 2022 and August 1, 2023, provide for full vesting upon the occurrence of a change of control, in the event that his employment is terminated by the Company for any reason other than for cause or in the event of his death or disability. These terms are in consideration of Mr. Rocco A. Ortenzio’s long term service to the Company as its Co-Founder.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that it and the Human Capital and Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Human Capital and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.
Use of Company Aircraft.   The primary perquisite and personal benefit the NEOs are currently provided is the personal use of the Company’s aircraft at the Company’s expense. Messrs. Robert A. Ortenzio and Rocco A. Ortenzio are entitled to use the Company’s aircraft for personal reasons and can be accompanied by friends and family members. Messrs. Robert A. Ortenzio and Rocco A. Ortenzio must recognize taxable compensation for the value of the personal use of the Company’s aircraft by themselves and their friends and family members. Messrs. Chernow, Jackson, Malatesta and Tarvin can use the Company’s aircraft in connection with a personal emergency or bereavement matter with the prior approval of Mr. Robert A. Ortenzio or Mr. Rocco A. Ortenzio. Mr. Chernow can use the Company’s aircraft for travel between his personal residence and the Company’s headquarters and may use the Company’s aircraft on Company business trips without limitation. Mr. Chernow may be accompanied by his family members for such travel. Mr. Chernow must recognize taxable compensation for the value of the personal use of the Company’s aircraft by himself and, when applicable, his family members. In addition, Messrs. Robert A. Ortenzio and Rocco A. Ortenzio have discretion to determine when other executives may use the aircraft for personal trips, provided that such executives recognize taxable compensation for the value of the personal use of the Company’s aircraft when so approved.
Physical Examination.   The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the NEOs, including travel and accommodations, so that a NEO who makes use of the Company’s physical exam benefit can be evaluated and receive diagnostic and preventive medical care.
Taxes.   As described below under the heading “Potential Payments Upon Termination or Change in Control,” each NEO, except for Mr. Malatesta, is entitled to a tax gross-up payment in the event that any change in control payments which they are entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Company believes that this benefit is appropriate to ensure that, in the event of a potential change in control, the NEOs are focused on closing the change in control transaction and maximizing stockholder value. The Board of Directors has adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments, and therefore, Mr. Malatesta’s change in control agreement does not include this benefit.
Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2023, are included in the “Summary Compensation Table,” below.
General Benefits
The NEOs are also eligible to participate in the Company’s broad-based employee benefit plans, including group health and dental plans, short term and long term disability plans, life insurance plan (at an amount equal to 100% of base salary) and the Company’s 401(k) plan on the same terms and conditions as those plans are available to the Company’s employees generally.
Employment Agreements
It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.
Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow’s employment agreement provides for a three-year term which is automatically extended for successive one-year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow’s employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select’s or its affiliates’ facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve-month period prior to his termination, and (ii) soliciting any of Select’s or its affiliates’ employees, clients or customers.
Messrs. Robert A. Ortenzio and Rocco A. Ortenzio each entered into an employment agreement with Select on March 1, 2000. Each of these employment agreements provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreements to have a three-year term as of each anniversary of the effective date. Either Select or the executive may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. These employment agreements also prohibit the executives from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select’s or its affiliates’ hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select’s employees for one year after the termination of his employment.
The employment agreements for Messrs. Robert A. Ortenzio, Rocco A. Ortenzio and Chernow also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled “Potential Payments upon Termination or Change in Control.”
Messrs. Malatesta, Jackson and Tarvin are employees at-will, and accordingly, elements of their annual compensation are subject to review and adjustment by the Human Capital and Compensation Committee. However, Messrs. Malatesta, Jackson and Tarvin are party to change in control agreements with Select that provide for severance upon their termination of employment in connection with a change in control, as described below in the section titled “Potential Payments upon Termination or Change in Control.”
The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled “Potential Payments upon Termination or Change in Control.”
Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer, or any one of the next three most highly compensated officers (other than the Chief Executive Officer and the Chief Financial Officer) serving in such capacity at any time during the taxable year, or any other individual who was a “covered employee” (within the meaning of Section 162(m) of the Code then in effect) for any taxable year beginning after December 31, 2016. The Human Capital and Compensation Committee considers the impact of this cap on deductibility on the compensation that it intends to award, and may structure compensation such that it is not deductible if it determines that doing so is appropriate and consistent with the Company’s executive compensation program. When establishing executive compensation, the Human Capital and Compensation Committee considers the effect of various forms of compensation on the Company’s financial results. In particular, the Human Capital and Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.
Summary Compensation Table
This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2023, 2022 and 2021 fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David S. Chernow Chief Executive Officer (principal executive officer)	2023	995,000		7,480,000	1,890,500	340,765	10,706,265
	2022	995,000		7,427,500	—	357,979	8,780,479
	2021	995,000		7,932,000	2,487,500	273,100	11,687,600
Robert A. Ortenzio Executive Chairman and Co-Founder	2023	995,000		7,480,000	1,890,500	406,292	10,771,792
	2022	995,000		7,427,500	—	415,825	8,838,325
	2021	995,000		7,932,000	2,487,500	305,596	11,720,096
Rocco A. Ortenzio Vice Chairman and Co-Founder	2023	950,000		4,488,000	1,444,000	201,521	7,083,521
	2022	950,000		4,456,500	—	213,130	5,619,630
	2021	950,000		4,759,200	1,900,000	175,231	7,784,431
Michael F. Malatesta(5) Executive Vice President and Chief Financial Officer (principal financial officer)	2023	534,363	377,979	564,000	—	49,902	1,526,244
Martin F. Jackson(5) Senior Executive Vice President of Strategic Finance and Operations	2023	700,000		4,488,000	1,064,000	216,839	6,468,839
	2022	700,000		4,456,500	—	218,891	5,375,391
	2021	700,000		4,759,200	1,400,000	173,131	7,032,331
Michael E. Tarvin Senior Executive Vice President, General Counsel and Secretary	2023	520,000		2,992,000	790,400	141,285	4,443,685
	2022	520,000		2,971,000	—	148,448	3,639,448
	2021	520,000		3,172,800	1,040,000	115,775	4,848,575
All Other Compensation
Named Executive Officer	Year	401(k) Matching Contributions ($)	Personal Use of Aircraft ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)	Physical ($)	Total ($)
David S. Chernow	2023	4,950	—	329,167	6,648	340,765
Robert A. Ortenzio	2023	4,950	65,530	329,167	6,645	406,292
Rocco A. Ortenzio	2023	—	4,021	197,500	—	201,521
Michael F. Malatesta	2023	4,277	—	45,625	—	49,902
Martin F. Jackson	2023	4,950	—	197,500	14,389	216,839
Michael E. Tarvin	2023	4,950	—	131,667	4,668	141,285

(1)
The amount reported in this column for 2023 represents the discretionary bonus earned by Mr. Malatesta in respect of the 2023 fiscal year, as discussed above in the section titled “2023 Named Executive Officer Annual Bonuses.”

(2)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of

restricted stock awards granted in the applicable fiscal year. See Note 17 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.
(3)
The amounts reported in this column for 2023 represent the bonuses earned by each NEO in respect of the 2023 fiscal year, as described above in the section titled “2023 Named Executive Officer Annual Bonuses.” The amounts reported in this column for 2022 represent the bonuses earned by each NEO in respect of the 2022 fiscal year, and the amounts reported in this column for 2021 represent the bonuses earned by each NEO in respect of the 2021 fiscal year. All such bonuses were paid under the Amended and Restated Executive Bonus Plan following the fiscal year to which they relate, except for Mr. Malatesta’s bonus, which was received outside of the Amended and Restated Executive Bonus Plan.

(4)
The items reported in this column for 2023 are described in the “All Other Compensation” table above.

(5)
Effective October 1, 2023, Mr. Malatesta was appointed as the Company’s Chief Financial Officer, and Martin F. Jackson ceased providing services in this role. Martin F. Jackson was appointed as the Company’s Senior Executive Vice President of Strategic Finance and Operations effective October 1, 2023.

Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)
David S. Chernow	—	497,500	995,000	2,487,500	—	—
	08/01/2023	—	—	—	250,000	7,480,000
Robert A. Ortenzio	—	497,500	995,000	2,487,500	—	—
	08/01/2023	—	—	—	250,000	7,480,000
Rocco A. Ortenzio	—	380,000	760,000	1,900,000	—	—
	08/01/2023	—	—	—	150,000	4,488,000
Michael F. Malatesta	—	234,000	468,000	1,170,000	—	—
	11/01/2023	—	—	—	25,000	564,000
Martin F. Jackson	—	280,000	560,000	1,400,000	—	—
	08/01/2023	—	—	—	150,000	4,488,000
Michael E. Tarvin	—	208,000	416,000	1,040,000	—	—
	08/01/2023	—	—	—	100,000	2,992,000

(1)
Amounts reported in these columns represent the threshold, target and maximum bonus opportunities for the NEOs with respect to the 2023 fiscal year. The actual bonuses earned by the NEOs in respect of the 2023 fiscal year are described above in the Section titled “2023 Named Executive Officer Performance-Based Bonuses.”

(2)
The amounts reported in this column represent the threshold bonus opportunity for the NEOs if both threshold earnings per share ($1.84) and threshold return on equity (17.54%) were achieved.

(3)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2020 Equity Plan on August 1, 2023, as described above in the Section titled “Equity Compensation,” except for the restricted stock awards granted to Mr. Malatesta under the 2020 Equity Plan on November 1, 2023.

(4)
The amounts reported in this column represent the grant date value of the restricted stock awards granted to the NEOs under the 2020 Equity Plan on August 1, 2023 other than Mr. Malatesta, who received restricted stock awards under the 2020 Equity Plan on November 1, 2023. The grant date value of restricted stock awards equals the number of shares granted to the NEO, multiplied by the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End
		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
David S. Chernow	08/01/2023	250,000(2)	5,875,000
	08/01/2022	166,666(3)	3,916,651
	08/03/2021	200,000(4)	4,700,000
Robert A. Ortenzio	08/01/2023	250,000(2)	5,875,000
	08/01/2022	166,666(3)	3,916,651
	08/03/2021	200,000(4)	4,700,000
Rocco A. Ortenzio	08/01/2023	150,000(2)	3,525,000
	08/01/2022	100,000(3)	2,350,000
	08/03/2021	120,000(4)	2,820,000
Michael F. Malatesta	11/01/2023	25,000(5)	587,500
	11/01/2022	25,000(6)	587,500
	11/01/2021	25,000(7)	587,500
	10/27/2020	20,000(8)	470,000
Martin F. Jackson	08/01/2023	150,000(2)	3,525,000
	08/01/2022	100,000(3)	2,350,000
	08/03/2021	120,000(4)	2,820,000
Michael E. Tarvin	08/01/2023	100,000(2)	2,350,000
	08/01/2022	66,666(3)	1,566,651
	08/03/2021	80,000(4)	1,880,000

(1)
The August 1, 2023, August 1, 2022 and August 3, 2021 stock awards were granted to Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin under the 2020 Equity Plan. The November 1, 2023, November 1, 2022, November 1, 2021, and October 27, 2020 stock awards were granted to Mr. Malatesta under the 2020 Equity Plan.

(2)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2024. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(3)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2023. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(4)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on August 3, 2024. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(5)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2027. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(6)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2026. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(7)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on November 1, 2025. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(8)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on October 27, 2024. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(9)
Represents the value of unvested shares of restricted stock as of December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share).

Option Exercises and Stock Vested
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David S. Chernow	333,334	10,000,853
Robert A. Ortenzio	333,334	10,000,853
Rocco A. Ortenzio	200,000	6,000,500
Michael F. Malatesta	20,000	452,200
Martin F. Jackson	200,000	6,000,500
Michael E. Tarvin	133,334	4,000,353

(1)
This column represents, with respect to Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin, the number of shares of restricted stock granted to him on July 28, 2020, which vested in full on July 28, 2023, and the restricted stock granted on August 1, 2022, a portion of which vested on August 1, 2023. With respect to Mr. Malatesta, the column represents the number of shares of restricted stock granted to him on October 29, 2019, which vested in full on October 29, 2023.

(2)
This column represents the product of (x) the number of vested shares, multiplied by (y) the closing market price on the date of each vesting. The market prices of our common stock were $30.03 per share, $29.92 per share, and $22.61 per share, for the vesting dates of July 28, 2023, August 1, 2023, and October 29, 2023, respectively.

Potential Payments upon Termination or Change in Control
Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.
Termination of Employment Not in Connection with a Change in Control
Pursuant to the employment agreements between Select and Messrs. Robert A. Ortenzio and Rocco A. Ortenzio, upon a termination of employment by Select without cause (other than due to death or disability) or by the executive officer for good reason, and except with respect to certain terminations in connection with a change in control (as described below), each of Messrs. Robert A. Ortenzio and Rocco A. Ortenzio is entitled to receive (i) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (ii) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (iii) an amount equal to the base salary he would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of the executive’s employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, each such executive must execute a release of claims.
Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by Select without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company’s first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow’s base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.
The employment agreements also entitle Messrs. Robert A. Ortenzio and Rocco A. Ortenzio to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 100% of base salary for Mr. Rocco A. Ortenzio and 50% of base salary for Mr. Robert A. Ortenzio. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his education, training and experience.
Pursuant to the restricted stock awards granted to Messrs. Chernow, Robert A. Ortenzio, Jackson and Tarvin on each of August 1, 2023, August 1, 2022 and August 3, 2021, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. Pursuant to the restricted stock awards granted to Mr. Malatesta on each of November 1, 2023, November 1, 2022, November 1, 2021, and October 27, 2020, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. Each of the restricted stock awards granted to Mr. Rocco A. Ortenzio will become fully vested in the event that his employment is terminated due to death or disability or by the Company without cause.
For purposes of the employment agreements, “cause” is generally defined as (i) the willful and continued failure of the executive to substantially perform his duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, “good reason” is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.
Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2023.
	Without Cause			For Good Reason			Disability		Death
Name	Base Salary ($)	Pro-Rata Bonus ($)(1)	Equity Vesting Value ($)(2)	Base Salary ($)	Pro-Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)(3)	Equity Vesting Value ($)(4)	Equity Vesting Value ($)(4)
David S. Chernow	995,000	—	—	995,000	—	—	—	7,574,614	7,574,614
Robert A. Ortenzio	3,150,833	1,890,500	—	3,150,833	1,890,500	—	4,975,000	7,574,614	7,574,614
Rocco A. Ortenzio	3,008,333	1,444,000	8,695,000	3,008,333	1,444,000	—	9,500,000	8,695,000	8,695,000
Michael F. Malatesta	—	—	—	—	—	—	—	885,880	885,880
Martin F. Jackson	—	—	—	—	—	—	—	4,544,783	4,544,783
Michael E. Tarvin	—	—	—	—	—	—	—	3,029,879	3,029,879

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2023, the amounts reported in this column reflect each such NEO’s full bonus for the 2023 fiscal year.

(2)
With respect to Mr. Rocco A. Ortenzio, represents the value of 370,000 shares of restricted stock vesting on December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share).

(3)
The amount reported in this column represents the applicable amount of disability insurance benefits payable over the ten-year period following the date of termination of employment for disability, subject to termination if the NEO becomes physically able to resume employment.

(4)
With respect to Messrs. Chernow, Robert A. Ortenzio, Malatesta, Jackson and Tarvin, represents the value of 616,666, 616,666, 95,000, 370,000 and 246,666 shares of restricted stock, respectively, vesting on December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2023 and (y) the total number of days in the vesting period. With respect to Mr. Rocco A. Ortenzio, represents the value of 370,000 shares of restricted stock vesting on December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share).

Change in Control
Mr. Chernow’s employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, (1) Mr. Chernow’s employment is terminated by Select without cause and other than for death or disability, (2) Mr. Chernow terminates his employment with Select for good reason, or (3) Mr. Chernow terminates his employment because Select reduces Mr. Chernow’s compensation from that in effect immediately prior to the change in control, or (ii) within the six-month period immediately preceding a change in control, Mr. Chernow’s employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (i), Mr. Chernow is entitled to receive (1) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years and (2) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (ii), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years, with such amount to be paid in equal installments on each of the Company’s regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed.
Messrs. Robert A. Ortenzio’s and Rocco A. Ortenzio’s employment agreements provide for change in control severance benefits if (i) within the one-year period immediately following a change in control, such executive’s employment is terminated by Select without cause or such executive terminates his employment for any reason, or (ii) within the six-month period immediately preceding a change in control, such executive’s employment is terminated without cause and the terminated executive reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, such executives are entitled to receive (i) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), an amount equal to his base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of such executive’s employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).
Select has entered into change in control agreements with Messrs. Malatesta, Jackson and Tarvin. These agreements provide that if (i) within a five-year period immediately following a change in control, (A) Select terminates the executive without cause, the executive terminates his employment because Select reduced his compensation from that in effect prior to the change in control or (B) Select relocates the executive’s principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (ii) within the six-month period immediately following the change in control, the executive terminates his employment for good reason or (iii) within the six-month period immediately preceding the change in control, Select terminates the executive’s employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, then Select is obligated to pay the executive, on the first day of the seventh month following such termination, a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of the executive’s stock options will become fully vested upon the later of such termination or change in control.
Each of the restricted stock awards granted to Messrs. Chernow, Robert A. Ortenzio, Jackson and Tarvin on August 1, 2023, August 1, 2022 and August 3, 2021 provide that a pro-rata portion of the restricted stock will vest in the event that any such NEO’s employment is terminated following a change in control (as defined in the 2020 Equity Plan). All restricted stock awards granted to Mr. Rocco A. Ortenzio will become fully vested upon a change in control.
In addition to the benefits described above, each NEO, except for Mr. Malatesta, is entitled to receive a tax gross-up payment in the event that any change in control payments which he is entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the NEO in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment. As described above under the heading “Perquisites and Other Personal Benefits,” while these agreements will remain in effect, in 2015, the Board of Directors adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments.
For purposes of Mr. Chernow’s employment agreement, a “change in control” is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (iii) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (iv) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.
For purposes of the employment or change in control agreements with Messrs. Robert A. Ortenzio, Rocco A. Ortenzio, Malatesta, Jackson, and Tarvin, a “change in control” is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, the acquisition of at least 33% of the voting shares of the Company or Select; (iii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company or Select; (iv) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.
For purposes of Messrs. Malatesta’s, Jackson’s and Tarvin’s change in control agreements, “cause” generally has the same meaning as set forth in the employment agreements for Messrs. Robert A. Ortenzio, Rocco A. Ortenzio and Chernow, as described above in this section. In addition, generally, each of Messrs. Malatesta, Jackson and Tarvin will have “good reason” to terminate their employment if (i) the executive makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control or (ii) Select’s obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.
Set forth in the table below are the amounts that would be payable to each of the NEOs upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the NEOs upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2023.
Name	Termination of Employment				Change in Control
	Cash Severance Payment ($)	Pro-Rata Bonus Payment ($)(1)	Equity Vesting Value ($)(2)	Tax Gross-Up Payment ($)	Equity Vesting Value ($)(3)	Tax Gross-Up Payment ($)
David S. Chernow	7,363,000	—	7,574,614	—	—	—
Robert A. Ortenzio	7,363,000	1,890,500	7,574,614	—	—	—
Rocco A. Ortenzio	6,194,000	1,444,000	8,695,000	—	8,695,000	—
Michael F. Malatesta	2,484,059	—	885,880	—	—	—
Martin F. Jackson	4,564,000	—	4,544,783	—	—	—
Michael E. Tarvin	3,390,400	—	3,029,879	—	—	—

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2023, the amounts reported in this column reflect each such NEO’s full bonus for the 2023 fiscal year.

(2)
With respect to Messrs. Chernow, Robert A. Ortenzio, Malatesta, Jackson and Tarvin, represents the value of 616,666, 616,666, 95,000, 370,000 and 246,666 shares of restricted stock, respectively, vesting on December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2023 and (y) the total number of days in the vesting period. With respect to Mr. Rocco A. Ortenzio, represents the value of 370,000 shares of restricted stock vesting on December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share).

(3)
With respect to Mr. Rocco A. Ortenzio, represents the value of 370,000 shares of restricted stock vesting on December 31, 2023, based on the closing price of our common stock on December 31, 2023 ($23.50 per share).

Pay Ratio
The Company analyzed the total annual compensation for all of its employees and the employees of its consolidated subsidiaries, other than our Chief Executive Officer, in order to identify the employee with the median total annual compensation. In making this determination, the Company examined only payroll records of individuals who were employed by the Company or one of its consolidated subsidiaries on December 31, 2023. The Company annualized the compensation of individuals who commenced employment after January 1, 2023, but did not apply any other adjustments to the data. After the median compensated employee was identified, that employee’s total annual compensation for fiscal year 2023 was determined in the same manner as if such individual was a named executive officer for 2023 whose compensation was required to be determined in accordance with SEC rules and reported in our “Summary Compensation Table” on page 18. Based on the foregoing, the total annual compensation of such employee, as determined in accordance with SEC rules, was $52,252.66. As provided in our Summary Compensation Table, the total annual compensation for our Chief Executive Officer for the 2023 fiscal year was $10,706,265, which was 205 times the total annual compensation of our median compensated employee for the 2023 fiscal year.
The above figures were reported in accordance with SEC rules. However, the Company believes that a more accurate disclosure would exclude “on-call” employees who have no set work schedule and work only on an as-needed basis, which may be a few times a year. If these “on-call” employees were excluded from the determination of our median compensated employee for the 2023 fiscal year, the total annual compensation of our median compensated employee would be $67,520.49, resulting in a ratio of the total annual compensation of our Chief Executive Officer to such employee of 159:1.
Because a significant amount of our Chief Executive Officer’s compensation for 2023 was in the form of equity compensation, and only a very small number of our employees receive equity compensation, we thought it would be helpful to our stockholders to see how the above ratios are impacted by excluding equity compensation. Excluding equity compensation, the total annual compensation of our median compensated employee remains unchanged and the total annual compensation for our Chief Executive Officer would be $3,226,265, resulting in a ratio of 62:1 if “on-call” employees are included and a ratio of 48:1 if “on-call” employees are not included.
Pay Versus Performance
The Company’s compensation objectives and philosophy, which are discussed further above, are designed to reward the contributions of its NEOs to the Company’s financial performance and provide compensation which is sufficient to attract and retain individuals who are motivated to contribute to the Company’s financial performance. To achieve these goals, the Company has implemented incentive plans which tie a substantial portion of each NEO’s compensation to pre-determined financial goals.
For the year ended December 31, 2023, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s financial performance were as follows:
i.
Earnings per share, and

ii.
Return on equity.

The following table summarizes the executive compensation earned by the Company’s PEO and other NEOs, the executive compensation actually paid to the Company’s PEO and other NEOs, and certain financial performance measures of the Company for the years ended December 31, 2023, 2022, and 2021.
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(2)	Earnings Per Share ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2023	10,706,265	10,337,769	6,052,815	5,838,396	89.39	91.50	299,731,000	$1.91
2022	8,780,479	5,558,979	5,868,199	3,774,224	92.65	87.48	198,026,000	$1.23
2021	11,687,600	13,453,100	7,846,358	8,993,933	107.48	109.45	499,949,000	$2.98

(1)
The PEO is David Chernow for each of the years presented. The non-PEO NEOs are Robert Ortenzio, Rocco Ortenzio, Michael Malatesta, Martin Jackson, and Michael Tarvin for 2023. The non-PEO NEOs are Robert Ortenzio, Rocco Ortenzio, Martin Jackson and Michael Tarvin for 2022 and 2021.

(2)
Net income includes earnings attributable to both controlling and non-controlling interests.

The following table outlines the adjustments made to the compensation earned by the Company’s PEO and other NEOs, as presented in the Summary Compensation Table on page 18, to derive the compensation actually paid to the Company’s PEO and other NEOs.
Year	Summary Compensation Table Total ($)	Adjustments				Compensation Actually Paid ($)
		Less: Reported Value of Stock Awards ($)(1)	Plus: Year End Fair Value of Restricted Stock Awards Granted During the Year ($)(2)(3)	Plus: Change in Fair Value of Outstanding and Unvested Restricted Stock Awards ($)(2)(3)	Plus: Change in Fair Value of Restricted Stock Awards Granted in Prior Years that Vested in During the Year ($)(2)(3)
PEO
2023	10,706,265	7,480,000	5,875,000	(487,666)	1,724,170	10,337,769
2022	8,780,479	7,427,500	6,207,500	(2,056,500)	55,000	5,558,979
2021	11,687,600	7,932,000	5,880,000	870,000	2,947,500	13,453,100
Non-PEO NEOs
2023	6,052,815	4,002,400	3,172,500	(272,207)	887,688	5,838,396
2022	5,868,199	4,827,875	4,034,875	(1,336,725)	35,750	3,774,224
2021	7,846,358	5,155,800	3,822,000	565,500	1,915,875	8,993,933

(1)
Represents the grant date fair value of restricted stock awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(2)
Adjustments are equal to (i) the year-end fair value of restricted stock awards granted during the applicable year that are outstanding and unvested as of the end of the year, (ii) the amount of the change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any restricted stock awards granted in prior years that are outstanding and unvested as of the end of the applicable year, and (iii) for restricted stock awards granted in prior years that vest in the applicable year, an amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

(3)
Restricted stock awards are valued using the market price of our stock. The closing market price of our stock was $23.50, $24.83, $29.40, and $27.66 as of December 31, 2023, 2022, 2021, and 2020, respectively. The closing market price of our stock was $30.03 on July 28, 2023, when Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin’s July 28, 2020 restricted stock awards vested. The closing market price of our stock was $29.92 on August 1, 2023, when the annual vesting of their August 1, 2022 restricted stock awards occurred. The closing market price of our stock was 22.61 on October 29, 2023, when Mr. Malatesta’s October 29, 2019 restricted stock awards vested. The closing market price of our stock was $29.62 when their restricted stock awards vested on July 30, 2022, and $39.45 when their restricted stock awards vested on July 30, 2021.
Relationship between Pay and TSR
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs, the cumulative total stockholder return (“TSR”) on $100 invested in the Company at the close of the market on December 31, 2020, with dividends being reinvested on the date paid through December 31, 2023, and the cumulative TSR of the S&P Health Care Services Select Industry Index (SPSIHP). The SPSIHP TSR is calculated in a similar manner as the Company’s TSR.

$120.00
$110.00
$100.00
$90.00
$80.00
TOTAL SHAREHOLDER RETURN
$15.0
$12.0
$9.0
$6.0
$3.0
$0.0
COMPENSATION ACTUALLY PAID (IN MILLIONS)
$109.45
$107.48
$92.65
$87.48
$91.50
$89.39
$13.5
$9.0
$5.6
$3.8
$10.3
$5.8
December 31, 2020
December 31, 2021
December 31, 2022
December 31, 2023
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
TSR: SELECT MEDICAL HOLDINGS CORPORATION
TSR: SPSIHP

Relationship between Pay and Earnings per Share
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s earnings per share.

$4.00
$3.00
$2.00
$1.00
$0.00
EARNINGS PER SHARE
$16.0
$12.0
$8.0
$4.0
$0.0
COMPENSATION ACTUALLY PAID
(IN MILLIONS)
$2.98
$1.23
$1.91
$13.5
$9.0
$5.6
$3.8
$10.3
$5.8
December 31, 2021
December 31, 2022
December 31, 2023
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
EARNINGS PER SHARE

Relationship between Pay and Net Income
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s net income.

NET INCOME
(IN MILLIONS)
$600.0
$450.0
$300.0
$150.0
$0.0
COMPENSATION ACTUALLY PAID
(IN MILLIONS)
$16.0
$12.0
$8.0
$4.0
$0.0
$499.9
$198.0
$299.7
$13.5
$9.0
$5.6
$3.8
$10.3
$5.8
December 31, 2021
December 31, 2022
December 31, 2023
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
NET INCOME

Director Compensation
The Company pays director fees to its non-employee directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2023, non-employee directors received cash compensation in the amount of $18,000 per quarter. The non-employee directors also received $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, non-employee directors received the following fees for their participation on committees of the Board:
Committee	Compensation for Meetings Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$4,000 ($5,000 if held independent of a Board meeting)	$2,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$ 500	N/A
Additional fees may be paid for service on other committees established by the Board of Directors from time to time.

Equity Awards
On August 1, 2023, the Human Capital and Compensation Committee granted 10,000 shares of restricted stock under the 2020 Equity Plan to each of the Company’s then-current non-employee directors. Each grant of restricted stock granted on August 1, 2023 vests in full on the first anniversary of the grant date.
Stock Ownership Guidelines
The Company’s non-employee directors are required to own shares of the Company’s common stock with a value of at least five times the director’s annual cash compensation (excluding meeting attendance fees). This represents a minimum guideline; ownership of the Company’s stock beyond this level is encouraged. The required share ownership is re-calculated annually on December 31. Any newly appointed director will have three years from the date of his or her appointment to comply with these guidelines. As of December 31, 2023, all of the directors satisfied the stock ownership guidelines applicable to them, or had time remaining to satisfy such guidelines. Additional details on the Company’s stock ownership requirements, which apply to the Company’s directors (as well as to the NEOs), are included in the Section titled “Stock Ownership Guidelines” under “Executive Compensation — Compensation Discussion and Analysis” above.
Director Compensation Table
The following table shows information concerning the compensation that the Company’s non-employee directors earned during the fiscal year ended December 31, 2023. The quarterly retainers, committee-chair retainers and the attendance fees are payable in cash at the end of each quarter. Directors can elect in advance to have all or part of their quarterly retainer fees paid in fully-vested shares of the Company’s common stock.
Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
Russell L. Carson	85,200	299,200	384,400
Bryan C. Cressey(1)	49,776	—	49,776
Katherine R. Davisson	110,600	299,200	409,800
James S. Ely III	115,628	299,200	414,828
William H. Frist	108,628	299,200	407,828
Parvinderjit S. Khanuja	108,628	299,200	407,828
Thomas A. Scully	84,200	299,200	383,400
Marilyn B. Tavenner	95,200	299,200	394,400
Daniel J. Thomas	106,600	299,200	405,800

(1)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2023 fiscal year. See Note 17 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718. As of December 31, 2023, the total number of outstanding unvested stock awards held by each director listed in the table above is set forth below.

Name	Shares Outstanding Subject to Unvested Stock Awards (#)
Russell L. Carson	10,000
Bryan C. Cressey(1)	—
Katherine R. Davisson	10,000
James S. Ely III	10,000
William H. Frist	10,000
Parvinderjit S. Khanuja	10,000
Thomas A. Scully	10,000
Marilyn B. Tavenner	10,000
Daniel J. Thomas	10,000

(1)
Mr. Cressey resigned as a director, effective August 2, 2023.

Form of Receipt of Director Fees
The following table identifies for each non-employee director the portion of the dollar amount included in the “Fees Earned” column in the Director Compensation Table that is received in cash, and the portion of such dollar amount that is received in shares of the Company’s common stock. The number of shares of the Company’s common stock awarded is equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company’s common stock on the trading day immediately preceding the Human Capital and Compensation Committee meeting following the end of the quarter for which fees were earned.
Name	Fees Earned ($)	Paid in Cash ($)	Paid in Stock
			Number of Shares (#)	Value ($)
Russell L. Carson	85,200	85,200	—	—
Bryan C. Cressey(1)	49,776	7,300	1,433	42,476
Katherine R. Davisson	110,600	110,600	—	—
James S. Ely III	115,628	43,600	2,617	72,028
William H. Frist	108,628	36,600	2,617	72,028
Parvinderjit S. Khanuja	108,628	36,600	2,617	72,028
Thomas A. Scully	84,200	84,200	—	—
Marilyn B. Tavenner	95,200	95,200	—	—
Daniel J. Thomas	106,600	106,600	—	—

(1)
Mr. Cressey resigned as a director, effective August 2, 2023.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
The SEC’s rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company’s proxy statement and form of proxy/voting instruction card for the 2024 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC’s rules, any such stockholder proposal intended to be included in the Company’s 2025 Annual Meeting Proxy Statement must be received by the Company’s Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company’s 2024 Annual Meeting Proxy Statement, unless the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2024 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company’s 2025 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 15, 2024, which is 120 days prior to the anniversary date of the release of the 2024 Annual Meeting Proxy Statement.
In addition, the Company’s Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The Company’s Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company’s Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, this year being between December 26, 2024 and January 25, 2025 provided, however, that in the event that the date of the 2025 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2024 Annual Meeting, the notice must be received no earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and other proposals.
For any proposal that is not submitted for inclusion in the 2025 Proxy Statement but is instead sought to be presented directly at the 2025 Annual Meeting of Stockholders in accordance with the provisions of the Company’s Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2025 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.
Stockholders must send such proposals to: Michael E. Tarvin, Senior Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055.

ELECTION OF DIRECTORS
PROPOSAL #1
The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of ten members. At the 2024 Annual Meeting, the stockholders will elect three Class III directors to hold office until the annual meeting of stockholders in 2027 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes, as nearly equal in number as possible, serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class III directors expires at the 2024 Annual Meeting. Upon the recommendation of the Nominating, Governance and Sustainability Committee, the Board of Directors has nominated James S. Ely III, Rocco A. Ortenzio, and Thomas A. Scully. Each individual is currently serving as a director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the election of Messrs. Ely, Ortenzio and Scully. The four nominees will be elected if each receives affirmative votes from a majority of the votes cast for such nominee’s election. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.
Set forth below is information regarding each nominee for director including voluntary self-identification demographic information.
Directors and Nominees
The members of the Board of Directors following the 2024 Annual Meeting, including the nominees for Class III directors, together with certain information about them, are set forth below.
Name	Age	Director Since	Term Expires	Positions with the Company
Class III Directors
James S. Ely III	66	2008	2024	Director
Rocco A. Ortenzio	91	2005	2024	Director, Vice Chairman and Co-Founder
Thomas A. Scully	66	2005	2024	Director
Class I Directors
Russel L. Carson	80	2005	2025	Director
Katherine R. Davisson	56	2021	2025	Director
William H. Frist	72	2010	2025	Director
Marilyn B. Tavenner	72	2018	2025	Director
Class II Directors
Robert A. Ortenzio	66	2005	2026	Director, Executive Chairman and Co-Founder
Daniel J. Thomas	65	2019	2026	Director
Parvinderjit S. Khanuja	65	2021	2026	Director
Robert A. Ortenzio co-founded Select and has served as a director of Select since February 1997, and became a director of the Company in February 2005. On January 1, 2014, Mr. Ortenzio was appointed Select’s Executive Chairman and Co-Founder of the Company. Mr. Ortenzio served as the Company’s Chief Executive Officer from January 1, 2005 to December 31, 2013 and as Select’s President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as Select’s President and Chief Operating Officer from February 1997 to September 2001. Mr. Ortenzio also currently serves on the board of directors of Concentra Group Holdings, LLC. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice

President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Mr. Ortenzio is the son of Rocco A. Ortenzio, the Company’s Vice Chairman and Co-Founder.
Daniel J. Thomas has served as a director since July 2019. Mr. Thomas currently serves on the board of directors of Healthcare Highways, Inc., National Partners in Healthcare and Equalis Group LLC and previously served on the board of directors of Accentcare, Inc. In addition, from June 2018 through January 2019, Mr. Thomas served as President and CEO of National Partners in Healthcare. From 2011 until his retirement in 2017, Mr. Thomas served as President, Chief Executive Officer and a board member of Provista, Inc. Prior to Provista, Mr. Thomas served as Chief Executive Officer and a board member of Viant, Inc. Before the formation of Viant, from 1993 through 2007, Mr. Thomas spent 14 years with Concentra, Inc. At Concentra, Mr. Thomas held the positions of President, Chief Executive Officer and Chief Operating Officer.
Parvinderjit S. Khanuja has served as a director of the Company since November 2021. In 1993, Dr. Khanuja founded and currently is the Managing Partner of Ironwood Physicians, PC, the largest cancer treatment center in the Phoenix, AZ metropolitan area with over 100 providers. He is a Diplomate, Subspecialty Board of Medical Oncology and Hematology and is a Fellow of the American College of Physicians (FACP). Dr. Khanuja is a board member of the Five Rivers Foundation, which is primarily involved in social causes and scholarships.
James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded PriCap Advisors LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc. From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.
Rocco A. Ortenzio co-founded Select and served as Select’s Chairman and Chief Executive Officer from February 1997 until September 2001. On January 1, 2014, Mr. Ortenzio was appointed Vice Chairman and Co-Founder of the Company. Mr. Ortenzio served as Select’s Executive Chairman from September 2001 until December 2013, and Executive Chairman of the Company from February 2005 until December 2013. From February 1997 to September 2001, Mr. Ortenzio served as Select’s Chief Executive Officer. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder.
Thomas A. Scully has served as a director since February 2004. Since 2004, he has also served as a General Partner with Welsh, Carson Anderson & Stowe. Since 2017, he has served as a Principal of Lincoln Policy Group. From 2004 to 2017, he served as Senior Counsel to the law firm of Alston & Bird. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, he served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of InnovAge Holding Corp. and served as a director of Universal American Corp from 2008 until 2017.
Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company on February 25, 2005. In 2015, the Board of Directors elected Mr. Carson to serve as Lead Director. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 18 institutionally funded limited partnerships with total capital of more than $30 billion and has invested in more than 250 companies. Mr. Carson is Chairman of the Carson Family Charitable Trust, which conducts his family’s philanthropy. Before co-founding Welsh,

Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978.
Katherine R. Davisson has served as a director of Select since April 2021. She previously served on the Advisory Council of Brightstar Capital Partners, where she worked as Senior Strategic Advisor in 2021. She also worked at the World Economic Forum from 2017 to 2020, where her last role was Head of Cities, Infrastructure and Urban Services. From 2006 to 2014, Ms. Davisson held investor relations and financial services positions at several firms including Eton Park Capital Management, Tremblant Capital Group, and Russell Reynolds Associates. From 1994 to 2005, she worked in the Equities Division of Goldman Sachs, where she was promoted to Managing Director in 2002. She has been a board member of Bottomless Closet, a non-profit organization in New York City, since 2016. She previously served as a board member of JA Worldwide (formerly Junior Achievement) from 2003-2008.
William H. Frist has served as a director of Select and the Company since May 2010. Dr. Frist is a heart and lung transplant surgeon, former United States Senator from Tennessee from 1995 to 2007 and former United States Senate Majority Leader from 2002 to 2007. Dr. Frist has been a partner at Cressey & Company, L.P., a private investment firm focused on healthcare, since 2007 and is the founder/partner of Frist Cressey Ventures. Dr. Frist has served as the Chair of Chairman of the Nashville-based global health organization, Hope Through Healing Hands. Dr. Frist is a Senior Fellow and Co-Chair of the Health Project at the Bipartisan Policy Center. He previously served as a director of Teladoc Health, Inc., GS Acquisition Holdings Corp. II, Accolade, Inc., AECOM, URS Corporation and SmileDirectClub, Inc. Dr. Frist also serves on the boards of numerous non-profit organizations and foundations.
Marilyn B. Tavenner has served as a director of Select since November 2018. From August 2015 to June 2018, Ms. Tavenner served as the President and Chief Executive Officer of America’s Health Insurance Plans. From May 2013 to February 2015, she served as Administrator of the Centers for Medicare & Medicaid Services (“CMS”) under the Obama Administration. She joined CMS in 2010 and was appointed as its Acting Administrator in 2011. Prior to her tenure at CMS, Ms. Tavenner served as the Secretary of Health and Human Resources for the Commonwealth of Virginia and as a senior executive of the Hospital Corporation of America, Chippenham Medical Center and Johnston-Willis Hospital. Ms. Tavenner also serves as a director of InnovAge Holding Corp. and Blue Cross Blue Shield of Arizona. Ms. Tavenner received her Bachelor of Science in Nursing and Master of Health Administration degrees from Virginia Commonwealth University.
Director Qualifications
The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his or her prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors’ conclusion that each of the directors and nominees for director listed above should continue to serve as a director.
Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson’s experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.
Ms. Davisson brings to the Board of Directors an extensive background in the financial services and non-profit sectors. Her years in the financial services sector provide the Board of Directors a thorough understanding of financial analysis, investment and accounting, which she applies to her service on the Audit and Compliance Committee. Ms. Davisson also brings a wealth of experience in stockholder outreach and communication from her years in capital markets and investor relations. As a former officer and Governance Committee Chair of a non-profit organization, Ms. Davisson provides the Board of Directors experience in corporate governance and overseeing legal and financial controls.
Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely’s experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee. In addition, Mr. Ely’s service on the audit and compliance committee of Community Health Systems, Inc. provides him with experience overseeing a healthcare company’s financial reporting and the effectiveness of its enterprise risk management processes, including information technology security systems and procedures.
Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist’s service on the audit committee of SmileDirectClub, Inc. provides him with experience overseeing financial reporting processes, monitoring compliance with legal and regulatory requirements and managing information technology systems. In addition, Dr. Frist’s service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.
Dr. Khanuja provides the Board of Directors over thirty years of experience as a medical oncologist. As the founder of a cancer treatment center, he brings in-depth knowledge of healthcare operations and regulatory oversight. His capacity as a Fellow of the American College of Physicians, provides Dr. Khanuja with experience of being at the forefront of healthcare developments and practice. In addition, as a board member of various non-profit organizations, he has experience with overseeing the legal and financial controls which he draws on in his service to the Board of Directors of the Company. Moreover, Dr. Khanuja applies his experience with a large oncology medical group practice to his service on the Audit and Compliance Committee as he is familiar with overseeing financial reporting processes, monitoring compliance with legal and regulatory requirements and managing information technology systems
Mr. Robert A. Ortenzio, as Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 35 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.
Mr. Rocco A. Ortenzio, as Vice Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over four decades of leadership experience in executive positions in healthcare companies, including Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio uses this experience to advise the Board of Directors on corporate governance matters. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.
Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.
Ms. Tavenner brings to the Board of Directors nearly 20 years of experience in the healthcare industry. Ms. Tavenner carries with her a proven skill set through her experience in state and federal healthcare government operations, senior executive-level healthcare administration and as a nurse. During her tenure at CMS, Ms. Tavenner managed budgets in excess of $800 billion annually. In addition, Ms. Tavenner’s service on the regulatory and compliance committee of InnovAge provides her with experience overseeing information technology risk assessment and remediation. Ms. Tavenner’s service on the boards of directors of other healthcare organizations provides her with a wide range of experience in corporate governance matters particular to companies in the healthcare industry. In addition, Ms. Tavenner’s experience at CMS and the Commonwealth of Virginia helps the Board of Directors to navigate the complex state and federal healthcare regulatory framework.
Mr. Thomas brings to the Board of Directors over 30 years of experience in the healthcare industry. Mr. Thomas’s experience and expertise is focused on provider, payer and supply chain based healthcare services companies. As Chief Executive Officer of Concentra, Inc., Mr. Thomas guided Concentra through organic growth and strategic acquisitions to become a national organization with three operating divisions generating $1.3 billion in revenues. Concentra’s growth, profitability and increased market share led to the sale of the company to Humana, Inc. in 2010. Mr. Thomas’s experience as the Chief Executive Officer of several other healthcare organizations provides him with extensive insight into the strategic, financial and operational management aspects of a healthcare company. In addition, his service on the audit committee of Accentcare, Inc. provides him with experience overseeing financial reporting processes and information security and testing controls, which he draws on in his service on the Audit and Compliance Committee.
The Board of Directors recommends voting “FOR” the nominees for Class III directors.

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #2
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning with the section titled “Executive Compensation — Compensation Discussion and Analysis” of this Proxy Statement. At the Company’s annual meeting of stockholders held in April 2023, approximately 88% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Human Capital and Compensation Committee believes that this affirms our stockholders’ support of the Company’s approach to executive compensation.
The Company’s goal for its executive compensation program is to reward the NEOs’ contributions to the Company’s financial performance and provide overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company’s financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the NEOs, (ii) offering the NEOs participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each NEO’s annual compensation directly to the Company’s performance, and (iv) granting equity-based awards with a multi-year vesting schedule (and subject to stock ownership guidelines).
For a detailed description of the Company’s financial results for fiscal year 2023, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its NEOs with the long-term interests of its stockholders.
The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon the Company. However, the Human Capital and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company’s compensation programs and practices applicable to the NEOs.
The Board of Directors recommends voting “FOR” the approval of the Executive Compensation Resolution.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2020 EQUITY INCENTIVE PLAN
PROPOSAL #3
As of December 31, 2023, the available capacity under the Select Medical Holdings Corporation 2020 Equity Incentive Plan (which we refer to in this Proposal as the “Plan”) is 1,485,956 shares. The Plan, which had an initial capacity of 7,400,000 shares, was adopted by the Board of Directors on February 12, 2020 and approved by the stockholders on April 28, 2020. We are asking our stockholders to approve an amendment to increase the total share reserve under the Plan to 5,925,000 shares and to add a one-year minimum vesting period to awards granted under the plan, with exceptions for (x) awards granted up to an aggregate of five percent (5%) of the maximum number of shares that may be issued under the Plan, (y) committee discretion to accelerate awards in the event of a participant’s termination of employment or other service without “cause” (as defined in the Plan), or due to a participant’s death or “disability” (as defined in the Plan) and (z) committee discretion to accelerate awards in the event of a “change in control” (as defined in the Plan). The number of shares available for issuance under the Plan will be increased by the number of awards that are cancelled, terminated, forfeited or lapse on or after December 31, 2023. The amendment to the Plan was approved by the Board of Directors on February 13, 2024, and will become effective immediately upon stockholder approval. If the amendment is not approved by our stockholders, the amendment will not become effective, the existing Plan will continue in full force and effect, and we may continue to grant awards under the Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Key Reasons to Approve the Amendment
The use of equity and equity-based compensation under the Plan has been a key component of our compensation program and is critical for us to attract, retain and motivate our employees, non-employee directors and consultants, and to continue to align the interests of such individuals to those of our stockholders. We believe that the future success of the Company is dependent upon the quality and continuity of these key service providers, and that equity and equity-based compensation, such as those provided under the Plan, are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company. The proposed amendment to the Plan to increase to the share reserve will enable us to continue our policy of equity ownership by such key service providers as an incentive to contribute to our success. Without sufficient share reserve under the Plan, in order for us to effectively attract, motivate and retain these key service providers, we would be forced to consider cash replacement alternatives to provide market-competitive total compensation packages necessary to attract, retain and motivate the individual talent critical to the future success of our Company. These cash replacement alternatives would then reduce the cash available for operations and other purposes. The proposed amendment to the Plan to require a minimum vesting period for awards, subject to certain exceptions, will assist our retention efforts and align the interests of plan participants with those of our stockholders.
If approved by the stockholders, the Plan will be amended to (i) increase the total share reserve under the Plan to 5,925,000 shares of common stock, which we believe is necessary due to the expectation that the existing share reserve under the Plan will be exhausted in the near term and (ii) add a minimum vesting period of one (1) year for awards, with exceptions for (x) awards granted up to an aggregate of five percent (5%) of the maximum number of shares that may be issued under the Plan, (y) committee discretion to accelerate awards in the event of a participant’s termination of employment or other service without “cause” (as defined in the Plan), or due to a participant’s death or “disability” (as defined in the Plan) and (z) committee discretion to accelerate awards in the event of a “change in control” (as defined in the Plan).
A copy of the amendment is attached as Appendix A to this Proxy Statement. Other than the limited amendment to the share reserve and the introduction of a minimum vesting period described herein, we are not making any other changes to the Plan.
Stockholder Approval Requirement
Because our common stock is listed on the New York Stock Exchange, we are subject to the rules set forth in the NYSE Listed Company Manual. We are required under Section 312.03(a) of the NYSE Listed Company Manual to seek stockholder approval of our proposed amendment to increase the number of shares available under the Plan and to add a minimum vesting period to the Plan. Therefore, we are requesting stockholder approval for this Proposal #3 under this NYSE rule.
Summary of the Amended Plan
If our stockholders approve the amendment, the Plan will remain unchanged in all respects other than the increase to the number of shares authorized for issuance under the Plan (including the number of shares that may be issued as incentive stock options) to an aggregate reserve of 5,925,000 shares and the addition of a minimum vesting period of one (1) year for awards granted under the Plan, with exceptions for (i) awards granted for up to an aggregate of 5% of the maximum number of shares authorized for issuance under the Plan and (ii) acceleration of vesting of awards in the case of certain qualifying terminations of employment and in the event of certain corporate transactions at the Human Capital and Compensation Committee’s discretion. The principal features of the Plan, as amended, are described below. However, this summary of the Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to a copy of the amendment attached as Appendix A to this Proxy Statement.
General
The purpose of the Plan is to assist the Company and its subsidiaries in attracting and retaining valued employees, non-employee directors and consultants by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s shares by such employees, non-employee directors and consultants. Under the Plan, the Company may grant Awards in respect of its shares of common stock, par value $0.001 per share, to employees, consultants and non-employee directors of the Company and its subsidiaries pursuant to stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance stock, performance stock units (“PSUs”) and other stock-based awards (collectively, “Awards”). The terms and conditions of grants under the Plan are governed by the provisions of the Plan and the agreements thereunder. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Eligibility
Any employee, consultant or non-employee director of the Company and its subsidiaries is eligible to receive Awards under the Plan.
Administration
The Plan will be administered by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee will have full and final authority in its discretion to: (i) select the employees, non-employee members of the Board of Directors and consultants who will receive Awards under the Plan, provided that Awards to non-employee members of the Board of Directors will be subject to ratification by the full Board of Directors; (ii) determine the type or types of Awards to be granted to each participant; (iii) determine the number of shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, performance goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award, waivers or accelerations thereof and waivers of or modifications to performance goals relating to an Award) and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, performance goals to which an Award is subject are satisfied; (vii) determine whether participants will be permitted to defer the settlement of certain Awards; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and Award agreements, and to adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments as, in its opinion, may be advisable; (ix) construe and interpret the Plan and Award agreements, and (x) make all other determinations as it may deem necessary or advisable for the administration of the Plan and Award agreements.
The Human Capital and Compensation Committee may delegate some or all of its authority to any executive officer of the Company or any other person or persons designated by the Human Capital and Compensation Committee. However, the Human Capital and Compensation Committee may not delegate its authority to grant Awards to the following persons: (i) employees subject to the requirements of Rule 16b-3 of the Securities Exchange Act of 1934; (ii) “covered employees” within the meaning of Section 162(m) of the Code, (iii) employees who have been delegated authority under the preceding sentence, or (iv) members of the Board of Directors.
Shares Available Under the Plan
Prior to the amendment, the total number of shares available for Awards under the Plan is 1,485,956. Prior to the amendment, no more than 1,485,956 shares issued under the Plan may be issued pursuant to the exercise of incentive stock options. Shares issued by the Company in connection with the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of shares available for Awards under the Plan. No participant shall be eligible to receive, in any one calendar year, Awards with respect to more than 2,000,000 shares. No non-employee director may be granted Awards covering more than 50,000 shares in any one calendar year. Shares withheld from an Award that are used to pay the exercise price or tax withholding obligations with respect to such Award or award will not become available for issuance under the Plan.
Awards — Generally
Awards may be granted on the terms and conditions described below. Subject to approval of the amendment, each Award will have a minimum vesting period of one (1) year, except for (i) Awards granted for up to an aggregate of 5% of the maximum number of shares authorized for issuance under the Plan and (ii) Awards that the Human Capital and Compensation Committee, in its discretion, accelerates in the event of certain qualifying terminations of employment and in the event of certain corporate transactions. In addition, the Human Capital and Compensation Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Human Capital and Compensation Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of service of the participant. The right of a participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Human Capital and Compensation Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award agreement.
Awards — Performance Goals
In the discretion of the Human Capital and Compensation Committee, the vesting, earning and/or settlement of any Award may be conditioned upon the achievement of specified performance goals. Performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department or function within the Company or a subsidiary. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance goals may include, but are not limited to: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including without limitation diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); revenue or revenue growth; net economic profit (which is operating earnings minus a charge to capital); net income or operating income; sales or sales growth; gross margin or direct margin; share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios such as return on equity or return on assets; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; implementation or completion of critical projects or related milestones; partnering or similar transactions; and any combination of any of the foregoing criteria.

If the Human Capital and Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a subsidiary, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, then the Human Capital and Compensation Committee may modify such performance goals and/or the related minimum, target, maximum and/or other acceptable levels of achievement as the Human Capital and Compensation Committee deems appropriate and equitable.
Awards — Types of Awards
Options.   Options give a participant the right to purchase a specified number of shares from the Company for a specified time period at a fixed exercise price. Options granted under the Plan may be either incentive stock options (“ISOs”) or non-qualified stock options. The price at which shares may be purchased upon exercise shall be determined by the Human Capital and Compensation Committee, but shall not be less than the fair market value of one share on the date of grant, or, in the case of an ISO granted to a ten-percent stockholder, less than 110% of the fair market value of a share on the date of grant. The Human Capital and Compensation Committee may grant options that have a term of up to ten years, or, in the case of an ISO granted to a ten-percent stockholder, five years. The Award agreement shall specify the exercise price, term, vesting requirements, including any performance goals, and any other terms and conditions applicable to the granted option.
Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, upon a participant’s termination of service, the unvested portion of such participant’s options generally will cease to vest and generally will be forfeited (with no compensation due to the participant) and the vested portion of such participant’s options shall remain exercisable for a period of (i) 90 days in the event of a termination without cause, (ii) one year in the event of a termination due to death or disability and (iii) 90 days in the event of a participant’s resignation; provided, however, no option shall be exercisable after its stated term has expired. All of a participant’s options, whether or not vested, shall be forfeited immediately upon a termination for cause, with no compensation due to such participant.
Stock Appreciation Rights.   A grant of a SAR entitles a participant to receive, upon exercise of the SAR, the excess of (i) the fair market value of one share on the date of exercise, over (ii) the grant price of the SAR as determined by the Human Capital and Compensation Committee. No payment from the participant is required upon the exercise of a SAR. The Human Capital and Compensation Committee shall determine and specify in each Award agreement the number of SARs granted, the grant price of the SAR (which shall not be less than 100% of the fair market value of a share on the date of grant), the time or times at which a SAR may be exercised in whole or in part, the method by which shares will be delivered or deemed to be delivered to a participant, the term of the SAR (which shall not be greater than 10 years) and any other terms and conditions of the SAR.
Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or other agreement with the Company or a subsidiary, upon a participant’s termination of service, the unvested portion of such participant’s SARs generally will cease to vest and generally will be forfeited (with no compensation due to the participant) and the vested portion of such participant’s SARs shall remain exercisable for a period of (i) 90 days in the event of a termination without cause, (ii) one year in the event of a termination due to death or disability and (iii) 90 days in the event of a participant’s resignation; provided, however, that no SAR shall be exercisable after its stated term has expired. All of a participant’s SARs, whether or not vested, shall be forfeited immediately upon a termination for cause, with no compensation due to such participant.
Restricted Stock.   An Award of restricted stock is a grant of a specified number of shares, which shares are subject to forfeiture upon the happening of certain events during a specified restriction period. Each Award of restricted stock shall specify the duration of the restriction period, the conditions under which the shares may be forfeited, and the amount, if any, the participant must pay to receive the shares. During the restriction period, the participant shall have all of the rights of a stockholder with respect to the restricted stock, including to vote the shares of restricted stock and to receive dividends. However, dividends may, at the discretion of the Human Capital and Compensation Committee, be paid currently or subject to the same restrictions as the underlying stock (and the Human Capital and Compensation Committee may withhold cash dividends paid on restricted stock until the applicable restrictions have lapsed), provided that, dividends paid on unvested restricted stock that is subject to performance goals shall not be paid or released until the applicable performance goals have been achieved. Provided that the restrictions, including any applicable performance goals, on such Award have lapsed, and that the restricted stock subject to the Award has not previously been forfeited, shares shall be released to the participant at the end of the restriction period.
Unless otherwise provided in an Award agreement or an effective employment, consulting, severance, or similar agreement with the Company or a subsidiary, upon a participant’s termination of service for any reason, the unvested portion of each Award of restricted stock granted generally will be forfeited with no compensation due the participant.
Restricted Stock Units.   An RSU Award is a grant of the right to receive a payment in shares or cash, or a combination thereof, equal to the fair market value of a share on the expiration of the applicable restriction period. RSUs are solely a device for determining amounts to be paid to a participant, do not constitute shares, and will not be treated as a trust fund of any kind. During the restriction period, the participant will have no rights as a stockholder with respect to any such shares. Notwithstanding the previous sentence, the Human Capital and Compensation Committee may provide in an Award agreement that amounts equal to dividends declared during the restriction period on the shares covered by the Award will be credited to the participant’s account and settled in shares at the same time as the RSUs to which such dividend equivalents relate. Awards of RSUs will be settled in shares, unless otherwise provided in an Award agreement. Provided that the restrictions, including any applicable performance goals, on such Award have lapsed, the participant shall receive shares covered by the Award at the end of the restriction period.
Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, upon a participant’s termination of service for any reason, the unvested portion of each Award of RSUs generally will be forfeited with no compensation due the participant.
Performance Stock.   An Award of performance stock is a grant of a specified number of shares to a participant, which shares are conditional on the achievement of performance goals during a performance period and subject to forfeiture upon the occurrence of certain events during a restriction period. Each Award agreement shall specify the duration of the performance period and restriction period (if any), performance goals applicable to the performance stock, the conditions under which the performance stock may be forfeited, and the amount (if any) that the participant must pay to receive the performance stock. Provided that the restrictions, including any applicable performance goals, on such Award have lapsed, and that the performance stock subject to the Award has not previously been forfeited, shares shall be released to the participant at the end of the performance period as specified in the Award agreement. Unless otherwise provided in an Award agreement, during the restriction period, the participant will have all the rights of a stockholder with respect to the performance stock, including, without limitation, the right to receive dividends and to vote with respect to the underlying shares, provided that dividends shall be subject to the same restrictions (and performance goals) as the underlying performance stock and the Human Capital and Compensation Committee shall withhold any cash dividends paid on performance stock until the performance goals are achieved and restrictions applicable to such performance stock have lapsed.
Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or other agreement with the Company or a subsidiary, upon a participant’s termination of service for any reason, the unvested portion of each Award of performance stock generally will be forfeited with no compensation due the participant.
Performance Stock Units.   A PSU Award is a grant of the right to receive a payment in shares or cash, or a combination thereof, equal to the fair market value of a share on the expiration of the applicable restriction period conditioned on the achievement of performance goals. PSUs are solely a device for determining amounts to be paid to a participant, do not constitute shares, and will not be treated as a trust fund of any kind. During such period, the participant will have no rights as a stockholder with respect to any such shares. Notwithstanding the previous sentence, the Human Capital and Compensation Committee may provide in an Award agreement that amounts equal to dividends declared during the restriction period on the shares covered by the Award will be credited to the participant’s account and settled in cash or shares at the same time or a different time (and subject to the same forfeiture restrictions and performance goals) as the PSUs to which such dividend equivalents relate. Provided that the participant is continuously employed from the grant date through the expiration of the restriction period, the vested portion of an Award of PSUs shall be settled in shares or cash, as applicable, within 60 days after the expiration of the restriction period as specified in the applicable Award agreement.
Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, upon a participant’s termination of service for any reason, the unvested portion of each Award of PSUs generally will be forfeited with no compensation due the participant.
Other Stock-Based Awards.   The Human Capital and Compensation Committee may grant, subject to applicable law, any other type of Award under the Plan that is payable in, or valued in whole or in part by reference to, shares, and that is deemed by the Human Capital and Compensation Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested shares and dividend equivalents.
Change in Control and other Corporate Transactions
   Unless otherwise provided in an Award agreement or an effective employment, consulting, severance or other similar agreement with the Company or one of its subsidiaries, a change in control shall not, in and of itself, accelerate the vesting, settlement, or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award agreement or an effective employment, consulting or similar agreement with the Company or a subsidiary, if (i) the successor corporation (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable participant with respect to such Award, (ii) the securities of the Company or the successor corporation (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such change in control or (iii) the change in control is not approved by a majority of the Board of Directors immediately prior to such change in control, then the Human Capital and Compensation Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such change in control); (b) with respect to any Awards that do not constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, accelerate the settlement of such Awards upon such change in control; (c) with respect to Awards that constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, terminate all such Awards and settle all such Awards for a cash payment equal to the fair market value of the shares underlying such Awards less the amount the participant is required to pay for such shares, if any, provided that (I) such change in control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such change in control; (d) cancel outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the shares underlying the unexercised portion of the option or SAR as of the date of the change in control over the exercise price or grant price, as the case may be, of such portion, provided that any option or SAR with a per share exercise price or grant price, as the case may be, that equals or exceeds the fair market value of one share on the date of the change in control shall be cancelled with no payment due the participant; and (e) take such other actions as the Human Capital and Compensation Committee deems appropriate.
   Unless provided otherwise in an Award agreement, or an effective employment, consulting or other similar agreement, or as otherwise may be determined by the Human Capital and Compensation Committee prior to a change in control, in the event that Awards are assumed in connection with a change in control or substituted with new Awards, and a participant’s employment or other service with the Company and its subsidiaries is terminated without cause or as the result of the participant’s death or disability, in any case, within 24 months following a change in control, (i) the unvested portion of such participant’s Awards shall vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Awards of options and SARs shall remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of one-year

(but not beyond the stated term of the option or SAR), (iii) all RSUs and PSUs shall be settled within 30 days after such termination and (iv) all other stock-based awards shall be settled within 30 days after such termination.
   In the event of a share dividend; recapitalization; forward share split or reverse share split; reorganization; division; merger; consolidation; amalgamation; spin-off; combination; repurchase or share exchange; extraordinary or unusual cash distribution; or other similar corporate transaction or event, the Human Capital and Compensation Committee shall make equitable adjustments in (i) the number and/or kind of shares which may thereafter be issued in connection with Awards, (ii) the number and kind of shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares available under the Plan, and (iv) the exercise or grant price relating to any Award, or if deemed appropriate, the Human Capital and Compensation Committee may also make provision for a cash payment with respect to any outstanding Award. In addition, the Human Capital and Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events affecting the Company or its subsidiaries or in response to changes in applicable laws, regulations or accounting principles.
Clawback and Recoupment
Any Award granted under the Plan (and all shares acquired thereunder) shall be subject to mandatory repayment and clawback pursuant to the terms of the Company’s corporate governance guidelines, as in effect from time to time, and as may otherwise be required by any federal or state laws or listing requirements of any applicable securities exchange. Additional recoupment and clawback policies may be provided in an Award agreement and a new clawback policy will be entered into.
Share Ownership
All Awards granted under the Plan (and all shares acquired thereunder) shall be subject to the holding periods set forth in the Company’s stock ownership guidelines, as in effect from time to time.
Amendment and Termination
The Board of Directors has the power to amend, alter, suspend, discontinue or terminate the Plan, provided that, except for adjustments upon certain changes to the corporate structure of the Company affecting the shares (as described above), the Board of Directors must obtain stockholder approval for actions which would: (i) increase the number of shares subject to the Plan; (ii) decrease the price at which Awards may be granted; or (iii) require stockholder approval under any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. No Award of options or SARs may be repriced, replaced or regranted through cancellation without the approval of the Company’s stockholders.
   The Human Capital and Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award without the consent of any affected participant, provided, that no such amendment, alteration, suspension, discontinuation, or termination that adversely affects the rights of a participant shall be effective without such participant’s consent. Notwithstanding the foregoing, the Human Capital and Compensation Committee may amend any outstanding Award without a participant’s consent to the extent it determines in its sole discretion that such amendment is necessary or advisable to comply with Section 409A of the Code or an exemption therefrom.
Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the date the Plan is approved by the Company’s stockholders or the 10-year anniversary of the date the Plan is approved by the Board of Directors.
Registration with the SEC
If the Amendment described in this Proposal #3 is approved by our stockholders, we will file a Registration Statement on Form S-8 with the SEC with respect to the issuance of the additional shares of the Company common stock to be reserved under the Plan pursuant to the Amendment, as soon as reasonably practicable following stockholder approval.
New Plan Benefits
The number of awards to be granted in the future to eligible participants under the Plan are generally not currently determinable because the value and number of such awards are subject to the discretion of the Human Capital and Compensation Committee.
Summary of U.S. Federal Income Tax Consequences
The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.
PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.
Incentive Stock Options.   Upon the grant of an incentive stock option, the option holder will not recognize any income. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the Plan and the Code are satisfied, including the requirement that the option holder remain employed by the Company or a qualifying subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a qualifying subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”
The federal income tax consequences of a subsequent disposition of the shares acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs and the type of such disposition.
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If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the Company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such incentive stock option.

•
If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “disqualifying disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the option holder and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the Company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the shares on the date of exercise and the option price). As a result, unless the shares acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.
Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the incentive stock option if the requirements of the Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have a holding period beginning on the date of exercise.
If an option holder tenders shares that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and such exercise occurs within two years after the date of grant of such first incentive stock option or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an incentive stock option.
Non-Qualified Stock Options.   An option holder will not recognize taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified stock option is granted. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified stock option and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the shares received upon the exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.
If a non-qualified stock option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The shares received by the option holder in excess of the number of shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date. However, if the shares tendered to pay the exercise price of a non-qualified option were acquired upon the exercise of an incentive stock option, such tendering may be a “disqualifying disposition” (as described above), and will be treated as described above.
Deferred Stock.   A participant will recognize no taxable income when deferred stock is granted, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives shares, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, deferred stock awards may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.
Restricted Stock.   Restricted stock may be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the Company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.
Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.
Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.
Restricted stock that is fully vested on grant will generally have the same tax treatment as the restricted stock award with respect to which a Section 83(b) election is made.
SARs.   A participant will recognize no taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, when an SAR is granted. Upon exercise or settlement of an SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares received upon the exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares received in exercise of an SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.
RSUs.   A participant will recognize no taxable income when RSUs are granted, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the shares at that time (as applicable) and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a restriction period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.
Performance Units.   The federal income tax consequences for Performance Units are generally the same as for RSUs.
Withholding.   Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, vesting, exercises and transfers of shares pursuant to the Plan. This includes responsibility for all applicable federal, state, local and foreign withholding taxes. In the case of the payment of awards in shares or the exercise of options or SARs, if a participant fails to make such provision, the Company and its subsidiaries may, in their discretion, withhold from the payment that number of shares (or that amount of cash, in the case of a cash payment) which has a fair market value equal to the participant’s tax obligation.
Million Dollar Deduction Limit.   Under Section 162(m) of the Code, the Company or a subsidiary, as applicable, generally may not deduct remuneration paid to the chief executive officer and the chief financial officer of the Company and the three next highest paid executive officers other than the chief executive officer and the chief financial officer (as disclosed in the Company’s proxy statement), or any other individual who was a “covered employee” (within the meaning of Section 162(m) of the Code) for any taxable year beginning after December 31, 2016, to the extent that such remuneration exceeds $1 million.
Nonqualified Deferred Compensation.   Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as deferred stock, RSUs and PSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.
Excess Parachute Payments.   If the vesting and/or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”
Required Vote
Proposal #3 requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” this Proposal #3, and broker non-votes will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, the amendment will not become effective.
The Board of Directors recommends voting “FOR” the Approval of the amendment to the Plan.
EQUITY COMPENSATION PLAN INFORMATION
Set forth in the table below is a list of all of the Company’s equity compensation plans and the number of securities to be issued on exercise of equity rights, weighted average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2020 Equity Incentive Plan	—	—	1,485,956
Equity compensation plans not approved by security holders	—	—	—

(1)
As of December 31, 2023, there were 4,502,929 shares of restricted stock that were unvested and outstanding under the Select Medical Holdings Corporation 2020 Equity Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
PROPOSAL #4
The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2024. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, online or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.
One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit and Other Fees
Aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:
	2023	2022
Audit Fees	$3,056,952	$3,013,700
Audit-Related Fees	250,000	75,000
Tax Fees	—	—
All Other Fees	13,954	13,674
	$3,320,906	$3,102,374
Audit Fees
Audit fees for fiscal years 2023 and 2022 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees for fiscal years 2023 and 2022 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of Concentra Group Holdings, LLC.
Tax Fees
The Company did not incur reportable tax fees for fiscal years 2023 and 2022.
All Other Fees
Amounts included in “All Other Fees” for fiscal years 2023 and 2022 were related to PricewaterhouseCoopers LLP to license its online technical accounting research tool.
Pre-approval of Services
All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in

February 2024. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2023 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.
The Board of Directors recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
PROPOSAL #5
The Board of Directors has unanimously approved and believes it is in the best interest of the Company and its stockholders and encourages the Company’s stockholders to adopt a proposed amendment to the Amended and Restated Certificate of Incorporation in order to align with new Delaware law provisions providing limited exculpation to covered officers. Article TENTH of the Amended and Restated Certificate of Incorporation currently includes a provision, authorized under the Delaware General Corporation Law (the “DGCL”), that eliminates the personal liability of Directors for monetary damages for breach of fiduciary duty as a Director to the fullest extent permitted by the DGCL.
Background
The Delaware legislature recently amended Section 102(b)(7) of the DGCL to allow Delaware corporations to include an exculpation provision in their certificates of incorporation limiting or eliminating the personal liability of certain senior officers for monetary damages arising out of certain fiduciary duty breaches. As with director exculpation, amended Section 102(b)(7) does not permit exculpation of officers with respect to: (i) breaches of the duty of loyalty to the company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) any transactions in which an officer derived an improper personal benefit. Section 102(b)(7) also does not permit exculpation of an officer in any action by or in the right of the corporation, such as derivative actions. Currently, the Company’s Amended and Restated Certificate of Incorporation does not include an officer exculpation provision. To align with the amended Section 102(b)(7), the Board of Directors are proposing to update amend the Amended and Restated Certificate of Incorporation to include an officer exculpation provision. If the amendment is approved by our stockholders, officers will be exculpated from monetary liability from certain fiduciary duty breaches, solely to the extent permitted by Section 102(b)(7) of the DGCL.
Reasons for the Amendment
The Board of Directors believes that officer exculpation will enhance the ability of the Company’s officers to make innovative and value-enhancing decisions, keeping the Company on the cutting edge of healthcare. The Company’s officers are often called upon to make time-sensitive decisions which, in the current litigious environment, carry with them a risk of claims, actions, suits or proceedings that will require a significant investment of the Company’s time and resources to address, regardless of the merit of the claims. An exculpation provision for officers will allow officers to more freely exercise their independent business judgment to advance the goals of the Company and maximize the Company’s value. Further, like with directors, the Company’s officers would not be protected from liability under the officer exculpation amendment for (i) breaches of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) any transactions in which an officer derived an improper personal benefit and will also not be protected from liability for actions by or in the right of the Company. The Board of Directors believes that amending the Amended and Restated Certificate of Incorporation to include a provision that aligns with the DGCL but is kept narrow in scope will allow the Company to consciously balance the stockholders’ interest in both accountability and officer recruitment and retention.
Additionally, since the amendment of Section 102(b)(7) of the DGCL in August 2022, over 200 publicly traded Delaware corporations have amended their certificates of incorporation to adopt an officer exculpation provision. During the 2023 proxy season, 279 public companies included a proposal in their annual meeting proxy statement requesting stockholder approval of a certificate of incorporation amendment to adopt an officer exculpation provision, with approximately 85% of proposals passing. The Board of Directors expects many peers to also adopt provisions exculpating their officers now that Delaware law permits such exculpation. If the Company’s peers adopt such exculpation provisions and the Company does not, the Company’s ability to attract and retain highly qualified officer candidates in this competitive marketplace may be adversely impacted. Thus, adopting the officer exculpation amendment, which may enhance the Company’s ability to retain and attract high quality officers, is in the best interests of the Company and our stockholders. For these reasons, the Board of Directors unanimously believes this Proposal 5 to approve the amendment, which would update the Amended and Restated Certificate of Incorporation to align with the DGCL, is in the best interests of the Company and our stockholders.
If stockholders approve this Proposal 5, the amendment of the Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which the Board of Directors anticipates doing as soon as practicable following stockholder approval. In accordance with the DGCL, however, the Company’s Board of Directors may elect to abandon the amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the amendment. The approval of this Proposal 5 requires the affirmative vote of the holders of not less than 66 2∕3% of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Abstentions and broker non-votes will have the same effect as negative votes. Set forth in Appendix B to this Proxy Statement is a form of the proposed Certificate of Amendment that would be adopted should this Item 5 be approved by shareholders at the 2023 Annual Meeting.
Proposed Amendment
If approved, the amendment of Section 102(b)(7) would modify the Amended and Restated Certificate of Incorporation by amending Article TENTH, to read as follows, with the changes from the current Amended and Restated Certificate of Incorporation marked:
“TENTH:   Indemnification.   The corporation shall indemnify each of the Corporation’s Directors or officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.
No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or an officer, provided, however, that the foregoing shall not eliminate or limit the liability (i) of a Director or an officer for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) of a Director or an officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a Director under Section 174 of the General Corporation Law of the State of Delaware, (iv) of a Director or an officer for any transaction from which the Director or officer derived an improper personal benefit or (v) of an officer in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a Director or an officer, then a Director or an officer of the Corporation, in addition to the circumstances in which a Director or an officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article TENTH, “fiduciary duty as a Director or an officer” shall include any fiduciary duty arising out of serving at the Corporation’s request as a director or an officer of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or its stockholders” shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.
Neither any amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this repeal or adoption of an inconsistent provision.”
The Board of Directors recommends voting “FOR” the approval of the proposed amendment of the Amended and Restated Certificate of Incorporation.

STOCKHOLDER PROPOSAL — SIMPLE MAJORITY
PROPOSAL #6
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the owner of the requisite number of shares of Selected Medical Holdings Corporation stock, has submitted and intends to present the following proposal for consideration at the annual meeting. We are not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules. If properly presented at the Annual Meeting by or on behalf of the proponent, the Board recommends that you vote AGAINST this proposal for the reasons set forth in Select Medical Holdings Corporation’s Statement in Opposition, which directly follows the proposal.
STOCKHOLDER PROPOSAL
Proposal 6 — Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
This simple majority vote proposal would facilitate the adoption of long overdue improvements in the governance of Select Medical Holdings such as annual election of each director.
Please vote yes:
Simple Majority Vote — Proposal 6
STATEMENT IN OPPOSITION — SIMPLE MAJORITY VOTE
PROPOSAL #6
The proposal asks that the Company take action to replace each voting requirement in the Company’s Certificate of Incorporation and Bylaws that calls for a greater than simple majority vote with a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. Although the inclusion of supermajority provisions or other voting thresholds higher than a simple majority of the votes cast in charters and bylaws are interpreted by many investors as a strategy to entrench management, the Board believes that the limited instances requiring higher voting thresholds in our Certificate of Incorporation and Bylaws, which are outlined below, serve to protect stockholder interests and are not designed to entrench management or the Board. Accordingly, after careful consideration, the Board recommends that stockholders vote against this proposal.
The Company Has Limited Instances Requiring Higher Voting Thresholds That Are Narrowly Tailored To Protect Stockholders.

First and foremost, in any uncontested Director election at the Company, in accordance with the Company’s Bylaws, Directors are only elected if the votes validly casts for such nominee’s election exceed the votes validly cast against such nominee’s election. So in the most important vote that stockholders can make, the election of Directors, the Company’s practice is already consistent with the proposal. However, there are three specific circumstances and other general circumstances where the Company’s Certificate of Incorporation and Bylaws require a higher voting threshold for any action of the Company’s stockholders:
1.
Amendment of Bylaws:   The affirmative vote of not less than two-thirds (66 2∕3%) of the holders of the combined voting power of the outstanding shares of the Company entitled to vote generally in the election of Directors.

2.
Amendment of Certificate of Incorporation:   The amendment, alteration, change, or repeal of most provisions of our Certificate of Incorporation requires the affirmative vote of not less than two-thirds (66 2∕3%) of the holders of the combined voting power of the outstanding shares of the Company entitled to vote generally in the election of Directors.

3.
Removal of a Director For Cause:   Our Bylaws provide that the removal of a Director for cause requires the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding stock of the Corporation entitled to vote generally in the election of Directors.

Additionally, our Bylaws provide that on all other matters to be voted on by our stockholders, the affirmative vote of the majority of shares represented in person or by proxy at any meeting at which a quorum is present is required for the transaction of any business at a meeting of stockholders. This includes, for example, significant decisions such as the appointment of auditors and approval of “say-on-pay” and “say-on-pay advisory” votes. Thus, abstentions and broker non-votes are counted as votes against these proposals, creating a higher threshold requirement for such matters to be approved. This higher threshold for approval ensures that these key decisions are made with the support of a larger proportion of our stockholders, thereby enhancing the collective influence of our stockholders in shaping the Company’s direction. The proposal would actually make these matters easier for the Company to obtain approval.
These higher voting thresholds are narrowly tailored to promote stability and protect stockholder interests. They ensure that changes to our Bylaws or Certificate of Incorporation, which have significant impact on our operations, only occur when there is broad support among our stockholders.
The Existing Provisions Benefit Our Stockholders.
Delaware law permits companies to adopt supermajority voting requirements or other higher voting thresholds, provisions that many publicly traded companies have implemented to preserve and enhance long-term value for all stockholders. These supermajority voting requirements on key corporate matters serve as a safeguard against potentially self-interested actions proposed by one or a few large stockholders, who might attempt to prioritize their interests over those of the majority of the Company’s stockholders. The supermajority provisions in our Bylaws and Certificate of Incorporation are designed to maximize long-term value for all stockholders.
If the proposal to lower the voting threshold in all cases were implemented, the Certificate of Incorporation or Bylaws could be amended or Directors removed for cause by less than half of our outstanding stockholders in cases of low voter turnout or significant abstentions. For instance, if a simple majority voting standard were adopted and only a small percentage of the shares outstanding are present at a meeting, a minority of stockholders could approve significant corporate changes. This could potentially diminish the influence of every stockholder’s votes in the Company’s key decisions.
The Board believes that, rather than serving the rights of stockholders, eliminating the higher voting thresholds could allow a small group of large stockholders to have greater influence on the Company’s corporate structure and governance matters. The current voting standards encourage our large stockholders to take into account the interests of all of the Company’s stockholders and ensures that all stockholders have a meaningful voice in the company’s pivotal decisions. Requiring a broad consensus among stockholders prevents a small group of large stockholders from dominating the decision-making process, thereby promoting greater involvement from all stockholders.

Our Corporate Governance Structure Promotes Effective Board Oversight.
Our Board of highly qualified independent directors is committed to ensuring sound corporate governance practices and effective Board oversight and accountability. The Board believes that the following governance policies and practices address the proponent’s concerns regarding potential management and Board entrenchment:
a.
We conduct proactive year-round engagement with stockholders, providing them the opportunity to raise important matters outside the annual meeting process;

b.
8 out of 10 members of our Board are independent directors;

c.
the Board has an independent Lead Director with robust responsibilities and holds regular executive sessions of independent directors; and

d.
key committees, including the Audit and Compliance Committee, Human Capital and Compensation Committee and Nominating, Governance and Sustainability Committee, consist wholly of independent directors.

Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes.
Recommendation.
In sum, after careful consideration, the Board has determined that adopting this proposal would not be in the best interests of our stockholders or the Company at this time.
However, if approved, the shareholder proposal would not automatically eliminate the enhanced voting requirements in our Certificate of Incorporation. In order to eliminate such requirement, the Board would need to recommend a formal amendment to our Certificate of Incorporation. In accordance with our Certificate of Incorporation, such amendment would need to be approved at a subsequent meeting of shareholders and would require the affirmative vote of not less than two-thirds (66 2∕3%) of the holders of the combined voting power of the outstanding shares of the Company entitled to vote generally in the election of Directors. Therefore, a vote in favor of the proposal would constitute a recommendation that the Board initiate this amendment process.
The Board recommends a vote AGAINST the stockholder proposal.

AUDIT AND COMPLIANCE COMMITTEE REPORT
The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit and Compliance Committee assists the Company’s Board of Directors in its oversight of the Company’s financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company’s unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
The Audit and Compliance Committee of the board of directors, pursuant to its charter, is also responsible for the design and implementation of the enterprise risk management (“ERM”) program and is responsible for reviewing and evaluating the Company’s policies and procedures relating to risk assessment exposures in several areas, including financial risks, legal and regulatory compliance, cybersecurity, privacy and data use, and Medicare claims audits. The full board of Directors monitors the ERM program by way of regular reports from the Company’s senior executives on management’s risk assessments and risk status as well as the Company’s risk response and mitigation activities. Individual committees monitor, by way of regular reports, the material risks that relate to the responsibilities of that committee and report to the full board appropriate information. For example, the Quality of Care and Patient Safety Committee oversees the Company’s enterprise-wide patient safety evaluation system and reviews information on several risk-related topics, such as patient satisfaction data, quality of care data, and patient safety and performance improvement initiatives.
The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
The Board of Directors, in its business judgment, has determined that each of the directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.
In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2023 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm’s independence.
The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2023 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC.
The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2024. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence.
AUDIT AND COMPLIANCE COMMITTEE
James S. Ely III, Chair
Katherine R. Davisson
William H. Frist
Parvinderjit S. Khanuja
Daniel J. Thomas

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 1, 2024 by each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock (except for individuals who are also officers or directors of the Company):
Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock Beneficially Owned (%)
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	17,111,615	13.3%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	16,843,479	13.1%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	12,347,798	9.63%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	5,964,606	4.7%

(1)
According to the Schedule 13G/A filed on February 14, 2024, T. Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid-Cap Value Fund, Inc., an investment company, reported that they may be deemed to be the beneficial owner of 17,111,615 shares of the Company’s common stock. T. Rowe Price Associates, Inc. reported that it had sole dispositive power with respect to 17,111,615 shares and sole voting power with respect to 7,196,598 shares. T. Rowe Price Mid-Cap Value Fund, Inc. reported that it had sole voting power over 9,628,553 shares.

(2)
According to the Schedule 13G/A filed on January 23, 2024, BlackRock, Inc. reported that it may be deemed to be the beneficial owner of 16,843,479 shares of the Company’s common stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 16,843,479 shares and sole voting power with respect to 16,702,593 shares.

(3)
According to the Schedule 13G/A filed on February 13, 2024, the Vanguard Group reported that it may be deemed to be the beneficial owner of 12,347,798 shares of the Company’s common stock. The Vanguard Group reported that it had sole dispositive power with respect to 12,044,574 shares, shared dispositive power with respect to 303,224 shares and shared voting power with respect to 190,676 shares.

(4)
According to the Schedule 13G filed on February 14, 2024, T. Row Price Investment Management, Inc. reported that it may be deemed to be the beneficial owner of 5,964,606 shares of the Company’s common stock. T. Rowe Price Investment Management, Inc. reported that it had sole dispositive power with respect to 23,076,221 shares, shared dispositive power with respect to 0 shares and sole voting power with respect to 9,396,773 shares.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 1, 2024 by:
•
each of the Company’s NEOs;

•
each of the Company’s directors; and

•
all of the Company’s directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 128,361,492 shares of common stock outstanding on February 1, 2024.
In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after February 1, 2024. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company’s telephone number is (717) 972-1100.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Rocco A. Ortenzio(1)	8,959,913	6.98%
Robert A. Ortenzio(2)	7,790,355	6.07%
Russell L. Carson	1,086,000	*
James S. Ely III	137,639	*
Michael F. Malatesta	126,312	*
William H. Frist	273,234	*
Thomas A. Scully	79,389	*
Martin F. Jackson(3)	1,249,515	*
David S. Chernow	942,250	*
Michael E. Tarvin	437,365	*
Marilyn B. Tavenner	44,000	*
Daniel J. Thomas	56,000	*
Katherine R. Davisson	36,000	*
Parvinderjit S. Khanuja	31,789	*
All directors and executive officers as a group (19 persons)	22,506,287	17.5%

*
Represents beneficial ownership of less than one percent.

(1)
Includes 3,358,767 common shares held by the Rocco A. Ortenzio Revocable Trust for which Mr. Rocco A. Ortenzio acts as sole trustee, 3,804,805 common shares held by the Rocco A. Ortenzio Separate Exempt Descendants Trust for which Mr. Rocco A. Ortenzio is deemed to be the beneficial owner, 16,182 common shares owned by Select AP Investors, L.P. for which Mr. Rocco A. Ortenzio acts as sole general partner, 30,601 shares owned by Select Investments III, L.P. for which Mr. Rocco A. Ortenzio acts as sole general partner, and 10,000 common shares held by Mr. Rocco A. Ortenzio’s spouse. Mr. Rocco A. Ortenzio disclaims beneficial ownership of shares held by his spouse and the Rocco A. Ortenzio Separate Exempt Descendants Trust, except in his capacity as a fiduciary of such trusts.

(2)
Includes 1,279,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Robert A. Ortenzio is deemed to be the beneficial owner, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, and 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee. Mr. Robert A. Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant’s Trust, the Robert A. Ortenzio

April 2014 Trust for Kevin M. Ortenzio, the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio and the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio except in his capacity as a fiduciary of such trusts.
(3)
Includes an aggregate of 10,536 common shares owned by Mr. Jackson’s children.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Other Arrangements with Directors and Executive Officers
Lease of Office Space
The Company leases its corporate office space located at 4714, 4716, 4718, 4720 and 4732 Gettysburg Road, and 960 Century Drive in Mechanicsburg, Pennsylvania (the “Corporate Office”), from, respectively, Old Gettysburg Associates IV, LP, Old Gettysburg Associates III, LP, Old Gettysburg Associates, Old Gettysburg Associates II, LP, Old Gettysburg Associates V, LP, and Century Park Investments, LP (together, the “Old Gettysburg Landlords”). In October 2018, the Company entered in an agreement to lease corporate office space located at 225 Grandview Avenue in Camp Hill, Pennsylvania (the “Grandview Office”) from 207 Associates and Independence Avenue Investments, LLC (together with the Old Gettysburg Landlords, the “Ortenzio Partnerships”). All of the Ortenzio Partnerships are owned or controlled, directly or indirectly, by Rocco A. Ortenzio, Vice Chairman and Co-Founder of the Company, Robert A. Ortenzio, Executive Chairman and Co-Founder of the Company, and John M. Ortenzio, the son of Rocco A. Ortenzio and brother of Robert A. Ortenzio.
The Corporate Office currently consists of approximately 218,902 square feet of office space under six separate leases. A lease for approximately 17,147 square feet in the 960 Century Drive building will expire on November 30, 2028. Leases for approximately 47,864 and 43,919 square feet located, respectively, in the 4714 and 4716 Gettysburg Road buildings will expire on January 31, 2028. Leases for approximately 36,626 and 42,585 square feet located, respectively, in the 4718 and 4720 Gettysburg Road buildings will expire on December 31, 2027. A lease for approximately 30,761 square feet in the 4732 Gettysburg Road building will expire on February 6, 2027. In addition, the Company leases approximately 73,271 square feet comprising the Grandview Office, which lease will expire on April 15, 2030.
The Company currently pays to the Ortenzio Partnerships approximately $7.4 million per year in base rent. The Company obtained independent appraisals at the time it executed or extended such leases that supported the amount of rent it pays for the Corporate Office and the Grandview Office. Base rental rates currently range from $21.54 to $30.13 per square foot under such leases. On December 1, 2023, base rent under the 960 Century Drive lease increased to $21.54 per square foot and such base rent will increase by 2.5% annually on each December 1 thereafter. On February 1, 2024, base rent under the 4714 and 4716 Gettysburg Road leases increased to $26.25 per square foot. The base rent under such leases will increase annually by 5% beginning on February 1, 2025. On January 1, 2024, base rent under the 4718 and 4720 Gettysburg Road leases increased to $26.25 per square foot. The base rent under such leases will increase annually by 5% on each January 1 thereafter. On February 7, 2024, base rent under the 4732 Gettysburg Road lease increased by 3% to $30.13 per square foot and such base rent will increase by 3% annually on each February 7 thereafter. On April 16, 2023, base rent under the 225 Grandview Avenue lease increased by 2.5% to $21.54 per square foot, and such base rent will increase by 2.5% annually on each April 16 thereafter.
The current base rents for each of the of the Corporate Office and Grandview Office leases as of the date hereof is set forth below:
Lease Address	Monthly Rent (per square foot)
4714 Gettysburg Road	$26.25
4716 Gettysburg Road	$26.25
4718 Gettysburg Road	$26.25
4720 Gettysburg Road	$26.25
4732 Gettysburg Road	$30.13
960 Century Drive	$21.54
225 Grandview Avenue	$21.54
All such leases are “full service” leases, except that the Company pays for the diesel fuel for an emergency generator and for all electricity for 4,831 square feet of space located at 4718 Gettysburg Road and known as the data center. In fiscal year 2023, the Company paid to the Ortenzio Partnerships an aggregate amount of approximately $7.3 million for office rent and miscellaneous expenses.
NetJets Agreement
On August 6, 2021, Select entered into a letter agreement (the “NetJets Agreement”) with Robert Ortenzio allowing Select to use the aircraft (the “Aircraft”) leased by Robert Ortenzio through an arrangement (the “Arrangement”) with NetJets Aviation Inc., NetJets Sales, Inc. and NetJets Services, Inc. (collectively, “NetJets”). Pursuant to the Arrangement, Robert Ortenzio has access to the Aircraft for 125 hours a year during a 60-month term beginning July 1, 2021 and ending on June 30, 2026 (the “Term”). In exchange for the right to use the Aircraft for 25 hours a year, Select has agreed to pay Robert Ortenzio certain amounts set forth in the NetJets Agreement during the Term. During fiscal year ended December 31, 2023, Robert Ortenzio received $185,152 from Select under the NetJets Agreement.
For more information on the NetJets Agreement, please see Exhibit 10.61 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Approval of Related Party Transactions
The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company’s practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company’s practice that, prior to any related party transaction of the type described under “— Other Arrangements with Directors and Executive Officers — Lease of Office Space,” an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.
Director Independence
Director independence is discussed under the heading “Corporate Governance” of this Proxy Statement.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedical.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.
OTHER BUSINESS
The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.
By Order of the Board of Directors
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary
March 15, 2024

APPENDIX A
Amendment to the 2020 Equity Incentive Plan

Amendment No. 1
Select Medical Holdings Corporation
2020 Equity Incentive Plan
Pursuant to the power reserved to it in Section 9.1 of the Select Medical Holdings Corporation 2020 Equity Incentive Plan (the “Plan”), the Board of Directors of Select Medical Holdings Corporation hereby amends the Plan, effective February 13, 2024, as follows:
1.   Section 5.1 is hereby amended and restated in its entirety to read as follows:
“     5.1. Subject to adjustment as provided in Section 8 hereof and this Section 5, not more than 5,925,000 Shares may be delivered, in the aggregate, pursuant to the Plan on or after the Effective Date with respect to Awards (the “Share Reserve”). No more than 5,925,000 Shares issued under the Plan may be issued pursuant to the exercise of Incentive Stock Options. The Shares issued under the Plan may, at the election of the Board, be (i) authorized but previously unissued Shares or (ii) Shares previously issued and outstanding and reacquired by the Company. No individual shall be eligible to receive, in any one calendar year, Awards with respect to more than 2,000,000 Shares (subject to adjustment as provided in Section 8 hereof). Notwithstanding the foregoing, Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or any Subsidiary (“Substitute Awards”) shall not reduce the Shares available under the Plan, and to the extent permitted by the rules of the stock exchange on which the Shares are then listed or quoted, shares under a stockholder approved plan of an acquired company (adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Share Reserve. No Non-Employee Director who is a member of the Board may be granted Awards covering more than 50,000 Shares in any one calendar year.”
2.   A new Section 6.8 shall be inserted immediately following Section 6.7, as follows:
“     6.8. Minimum Vesting Period. Notwithstanding anything to the contrary in the Plan, the minimum vesting schedule applicable to Awards shall provide for vesting over a service period of not less than one (1) year, with vesting only permitted on or following the one (1) year anniversary of the grant date; provided that (i) such limitation shall not apply to Awards granted for up to an aggregate of five percent (5%) of the maximum number of Shares that may be issued under this Plan and (ii) the Committee may, in its sole discretion, accelerate the vesting of Awards subject to such limitation upon a termination of a Participant’s employment or other service with the Company or a Subsidiary without Cause, termination of a Participant’s employment or other service with the Company or a Subsidiary as the result of the Participant’s Disability, a termination of a Participant’s employment or other service with the Company or a Subsidiary as the result of the Participant’s death, or in the event of a Change in Control.”
*     *     *
To record the adoption of this Amendment No. 1 to the Plan, Select Medical Holdings Corporation has authorized its officers to affix its corporate name effective as of the date indicated above.
Select Medical Holdings Corporation
By:

Name:
Title:

A-1

APPENDIX B
Amended and Restated Certificate of Incorporation

SELECT MEDICAL HOLDINGS CORPORATION
RESTATED CERTIFICATE OF INCORPORATION
The present name of the corporation is Select Medical Holdings Corporation (the “Corporation”). The Corporation was incorporated under the name “EGL Holding Company” by the filing of its initial certificate of incorporation with the Secretary of State of the State of Delaware on October 14, 2004. The initial certificate of incorporation of the Corporation was restated on February 22, 2005 (as so restated, the “Certificate of Incorporation”). This Restated Certificate of Incorporation, duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby restates the Certificate of Incorporation in its entirety to read as follows:
FIRST:   Name.   The name of the Corporation is “Select Medical Holdings Corporation.”
SECOND:   Registered Office.   The registered office of the Corporation is located at 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The registered agent at this address is The Corporation Trust Company.
THIRD:   Purpose.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time.
FOURTH:   Capitalization.   The total number of shares of capital stock that the Corporation is authorized to issue is 770,000,000 shares, consisting of 70,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”) and 700,000,000 shares of common stock, par value $.001 per share (“Common Stock”).
The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of the capital stock of the Corporation:
A.   PREFERRED STOCK.
(a)   General.   The board of directors of the Corporation (each a “Director,” and collectively the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Restated Certificate of Incorporation including, but not limited to, determination of any of the following:
(i)   the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;
(ii)   the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;
(iii)   the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;
(iv)   whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(v)   whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(vi)   the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(vii)   whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;
(viii)   whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and
(ix)   any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.
(b)   Dividends.   Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.
(c)   Liquidation.   In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Preferred Stock shall be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of Preferred Stock shall participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of Preferred Stock. Neither a merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph, except to the extent specifically provided for herein.
(d)   Redemption.   At the option of the Board, the Corporation may redeem all or part of the Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.
(e)   Voting.   Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of stockholder meetings.
B.   COMMON STOCK.
The Common Stock shall be subject to the express terms of any series of Preferred Stock.
(a)   Dividends.   Subject to any other provisions of this Restated Certificate of Incorporation, and to the rights of holders of preferred stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board from time to time out of the assets or funds of the Corporation legally available therefor.
(b)   Liquidation.   Subject to the preferential rights of holders of Preferred Stock described herein, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive on a pro rata basis any of the remaining assets of the Corporation available for distribution to such stockholders.
(c)   Voting.   Except as may be provided in this Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, if any, the holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes provided by law. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.
FIFTH:   Preemptive and Preferential Rights.   No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.
SIXTH:   Stockholder Actions.   Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation, and may not be effected by any written consent of the stockholders of the Corporation that is not effected at such a meeting.
SEVENTH:   Bylaws.   In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”) without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special stockholder meeting, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by the holders of not less than 66 2∕3% of the shares of stock entitled to vote generally in the election of Directors.
EIGHTH:   Board of Directors.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. The number of Directors shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or the stockholders. The election of Directors need not be by written ballot unless the Bylaws specify otherwise.
Subject to the rights, if any, of Preferred Stock then outstanding, the Board shall be divided into three classes, designated as Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 2010; each initial Director in Class II shall hold office until the annual meeting of stockholders in 2011; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 2012. Notwithstanding the foregoing provisions of this paragraph, each Director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office.
In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his or her current term, or his or her earlier death, resignation or removal from office and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board among the classes of Directors so as to maintain such classes as nearly equal as possible.
NINTH:   Board Authority.   The Board is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board and set forth in the contracts or instruments that evidence such rights. The authority of the Board with respect to such rights shall include, but not be limited to, determination of the following:
(a)   The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.
(b)   Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation.

(c)   Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights.
(d)   Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.
(e)   Provisions which permit the Corporation to redeem such rights.
(f)   The appointment of a rights agent with respect to such rights.
TENTH:   Indemnification.   The corporation shall indemnify each of the Corporation’s Directors or officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.
No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or an officer, provided, however, that the foregoing shall not eliminate or limit the liability (i) of a Director or an officer for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) of a Director or an officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a Director under Section 174 of the General Corporation Law of the State of Delaware, (iv) of a Director or an officer for any transaction from which the Director or officer derived an improper personal benefit or (v) of an officer in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a Director or an officer, then a Director or an officer of the Corporation, in addition to the circumstances in which a Director or an officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article TENTH, “fiduciary duty as a Director or an officer” shall include any fiduciary duty arising out of serving at the Corporation’s request as a director or an officer of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or its stockholders” shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.
Neither any amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this repeal or adoption of an inconsistent provision.
ELEVENTH:   Advance Notice.   Advance notice of new business and stockholder nominations for the election of Directors shall be given in the manner and to the extent provided in the Bylaws.
TWELFTH:   Severability.   If any provision or provisions of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Restated

Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by the DGCL and other applicable laws.
THIRTEENTH:   Amendments.   The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation or any amendment thereof from time to time and at any time in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding anything to the contrary elsewhere contained in this Restated Certificate of Incorporation, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH shall not be amended, altered or repealed without the affirmative vote of the holders of not less than 66 2∕3% of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

3. Vote to amend the Company's 2020 Equity Incentive Compensation Plan; 5. Vote to amend the Company's Amended and Restated Certificate of Incorporation to permit Exculpation of Officers; and 1 U P X 01 - James S. Ely III 02 - Rocco A. Ortenzio03 - Thomas A. Scully ForAgainstAbstain For Against Abstain For Against Abstain For Against Abstain Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03XWMB ++ NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card SELECT MEDICAL HOLDINGS CORPORATION Proposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6. A 1. Vote to elect three Class III directors, each for a term of three years or until their respective successors have been elected and qualified; ForAgainstAbstain 2. Non-binding advisory vote on the compensation of our Named Executive Officers; 4. Vote to ratify the appointment of PriceWaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024; 6. Vote on Stockholder’s Proposal to Amend the Company's Charter and Bylaws to Provide for Simple Majority Vote. 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 6 0 4 8 1 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 JNT C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Online Go to www.envisionreports.com/SEM or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SEM Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SEM 2024 Annual Meeting of Stockholders — April 25, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael E. Tarvin and Michael F. Malatesta, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Annual Meeting of Stockholders of the Company to be held April 25, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. (Continued and to be marked, dated and signed, on the other side) Proxy — Select Medical Holdings Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items C ++ Important Notice Regarding the Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders. The Proxy Statement and the 2023 Annual Report to Stockholders are available at: www.envisionreports.com/SEM The 2024 Annual Meeting of Stockholders of Select Medical Holdings Corporation will be held on Thursday, April 25, 2024 at 11:00am local time, virtually via the internet at https://meetnow.global/MVMCG2D. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

3. Vote to amend the Company's 2020 Equity Incentive Compensation Plan; 5. Vote to amend the Company's Amended and Restated Certificate of Incorporation to permit Exculpation of Officers; and 1 U P X 01 - James S. Ely III 02 - Rocco A. Ortenzio03 - Thomas A. Scully ForAgainstAbstain For Against Abstain For Against Abstain For Against Abstain Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03XWNB ++ NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card SELECT MEDICAL HOLDINGS CORPORATION Proposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6. A 1. Vote to elect three Class III directors, each for a term of three years or until their respective successors have been elected and qualified; ForAgainstAbstain 2. Non-binding advisory vote on the compensation of our Named Executive Officers; 4. Vote to ratify the appointment of PriceWaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024; 6. Vote on Stockholder’s Proposal to Amend the Company's Charter and Bylaws to Provide for Simple Majority Vote. MMMMMMMMM 6 0 4 8 1 4 MMMMMMMMMMMM

2024 Annual Meeting of Stockholders — April 25, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael E. Tarvin and Michael F. Malatesta, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Annual Meeting of Stockholders of the Company to be held April 25, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. (Continued and to be marked, dated and signed, on the other side) Proxy — Select Medical Holdings Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Important Notice Regarding the Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders. The Proxy Statement and the 2023 Annual Report to Stockholders are available at: www.edocumentview.com/SEM